EXHIBIT "B"

    Attached to and made a part of that certain Participation Agreement dated
     September 1, 2005 by and between Stone Energy Corporation and Ridgewood
                                     Energy
               Corporation, Manager Ridgewood Energy P Fund, LLC.

                          OFFSHORE OPERATING AGREEMENT

                                 by and between

                            Stone Energy Corporation

                                       and

                          Ridgewood Energy Corporation

                             Dated September 1, 2005

                                    covering

                          South Marsh Island Block 231


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                                TABLE OF CONTENTS
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
               TABLE OF CONTENTS .........................................................................................1

               WITNESSETH: .............................................................................................. 7

               ARTICLE 1 APPLICATION .................................................................................... 7

                  1.1   APPLICATION TO EACH LEASE ....................................................................... 7

               ARTICLE 2 DEFINITIONS .................................................................................... 7

                  2.1   ADDITIONAL TESTING .............................................................................. 7
                  2.2   AFFILIATE ....................................................................................... 7
                  2.3   AUTHORIZATION FOR EXPENDITURE (AFE) ............................................................. 8
                  2.4   COMPLETE, COMPLETING, COMPLETION ................................................................ 8
                  2.5   COMPLETION EQUIPMENT ............................................................................ 8
                  2.6   CONFIDENTIAL DATA ............................................................................... 8
                  2.7   DEEPEN, DEEPENING ............................................................................... 8
                  2.8   DEVELOPMENT FACILITIES .......................................................................... 8
                  2.9   DEVELOPMENT OPERATION ........................................................................... 8
                  2.10     DEVELOPMENT WELL ............................................................................. 9
                  2.11     EXPLORATORY OPERATION ........................................................................ 9
                  2.12     EXPLORATORY WELL ............................................................................. 9
                  2.13     EXPORT PIPELINES ............................................................................. 9
                  2.14     FORCE MAJEURE ................................................................................ 9
                  2.15     HYDROCARBONS ................................................................................. 9
                  2.16     JOINT ACCOUNT ................................................................................ 9
                  2.17     LEASE ........................................................................................ 9
                  2.18     MMS .......................................................................................... 9
                  2.19     NON-CONSENT OPERATION ........................................................................10
                  2.20     NON-CONSENT PLATFORM .........................................................................10
                  2.21     NON-CONSENT WELL .............................................................................10
                  2.22     NON-OPERATOR .................................................................................10
                  2.23     NON-PARTICIPATING PARTY ......................................................................10
                  2.24     NON-PARTICIPATING PARTY'S SHARE ..............................................................10
                  2.25     OBJECTIVE DEPTH ..............................................................................10
                  2.26     OBJECTIVE HORIZON ............................................................................10
                  2.27     OFFSITE HOST FACILITIES ......................................................................10
                  2.28     OPERATOR .....................................................................................10
                  2.29     PARTICIPATING INTEREST .......................................................................10
                  2.30     PARTICIPATING PARTY ..........................................................................10
                  2.31     PLATFORM .....................................................................................11
                  2.32     PRODUCIBLE RESERVOIR .........................................................................11
                  2.33     PRODUCIBLE WELL ..............................................................................11
                  2.34     PRODUCTION INTERVAL ..........................................................................11
                  2.35     RECOMPLETE, RECOMPLETING, RECOMPLETION .......................................................11
                  2.36     REWORK, REWORKING ............................................................................11
                  2.37     SIDETRACK, SIDETRACKING ......................................................................11
                  2.38     TAKE-IN-KIND FACILITIES ......................................................................12
                  2.39     TRANSFER OF INTEREST .........................................................................12
                  2.40     WORKING INTEREST .............................................................................12

               ARTICLE 3 EXHIBITS .......................................................................................12

                  3.1   EXHIBITS ........................................................................................12



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
                     3.1.1    Exhibit "A" ...............................................................................12
                     3.1.2    Exhibit "B" ...............................................................................12
                     3.1.3    Exhibit "C" ...............................................................................12
                     3.1.4    Exhibit "D" ...............................................................................12
                     3.1.5    Exhibit "E ................................................................................12
                     3.1.6    Exhibit "F" ...............................................................................12
                     3.1.7    Exhibit "G" ...............................................................................12
                     3.1.8    Exhibit "H" ...............................................................................13
                     3.1.9    Exhibit "1" ...............................................................................13
                  3.2   CONFLICTS .......................................................................................13

               ARTICLE 4 OPERATOR .......................................................................................13

                  4.1   OPERATOR ........................................................................................14
                  4.2   SUBSTITUTE OPERATOR .............................................................................14
                     4.2.1    Circumstances Under Which the Operator Must Conduct a Non-Consent Operation ...............14
                     4.2.2    Operator's Conduct of a Non-Consent Operation in Which it is a Non participating Party ....14
                     4.2.3    Appointment of a Substitute Operator ......................................................14
                     4.2.4    Redesignation of Operator .................................................................14
                  4.3   RESIGNATION OF OPERATOR .........................................................................15
                  4.4   REMOVAL OF OPERATOR .............................................................................15
                  4.5   SELECTION OF SUCCESSOR ..........................................................................15
                  4.6   EFFECTIVE DATE OF RESIGNATION OR REMOVAL ........................................................16
                  4.7   DELIVERY OF PROPERTY ............................................................................16

               ARTICLE 5 AUTHORITY AND DUTIES OF OPERATOR ...............................................................17

                  5.1   EXCLUSIVE RIGHT TO OPERATE ......................................................................17
                  5.2   WORKMANLIKE CONDUCT .............................................................................17
                  5.3   LIENS AND ENCUMBRANCES ..........................................................................17
                  5.4   EMPLOYEES AND CONTRACTORS .......................................................................17
                  5.5   RECORDS .........................................................................................17
                  5.6   COMPLIANCE ......................................................................................17
                  5.7   CONTRACTORS .....................................................................................18
                  5.8   GOVERNMENTAL REPORTS ............................................................................18
                  5.9   INFORMATION TO PARTICIPATING PARTIES ............................................................18
                  5.10     INFORMATION TO NON-PARTICIPATING PARTIES .....................................................19

               ARTICLE 6 VOTING AND VOTING PROCEDURES ...................................................................19
                  6.1   VOTING PROCEDURES ...............................................................................19

                     6.1.1    Voting Interest ...........................................................................19
                     6.1.2    Vote Required .............................................................................19
                     6.1.3    Votes .....................................................................................19
                     6.1.4    Meetings ..................................................................................20

               ARTICLE 7 ACCESS .........................................................................................20

                  7.1   ACCESS TO LEASE .................................................................................20
                  7.2   REPORTS .........................................................................................20
                  7.3   CONFIDENTIALITY .................................................................................21
                  7.4   LIMITED DISCLOSURE ..............................................................................21
                  7.5   LIMITED RELEASES TO OFFSHORE SCOUT ASSOCIATION ..................................................21
                  7.6   MEDIA RELEASES ..................................................................................21

               ARTICLE 8 EXPENDITURES ...................................................................................22

                  8.1   BASIS OF CHARGE TO THE PARTIES ..................................................................22
                  8.2   AFES ............................................................................................22
                  8.3   EMERGENCY AND REQUIRED EXPENDITURES .............................................................22
                  8.4   ADVANCE BILLINGS ................................................................................22
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
                  8.5   COMMINGLING OF FUNDS ............................................................................23
                  8.6   SECURITY RIGHTS (TX-MS-AL-FL OR LA) .............................................................23
                  8.7   OVEREXPENDITURES ................................................................................23

               ARTICLE 9 NOTICES ........................................................................................24

                  9.1   GIVING AND RECEIVING NOTICES ....................................................................24
                  9.2   CONTENT OF NOTICE ...............................................................................24
                  9.3   RESPONSE TO NOTICES .............................................................................25
                     9.3.1    Platform and/or Development Facilities Proposals ..........................................25
                     9.3.2    Well Proposals ............................................................................25
                     9.3.3   Proposal for Multiple Operations ...........................................................25
                     9.3.4    Other Matters .............................................................................25
                  9.4   FAILURE TO RESPOND ..............................................................................25
                  9.5   RESPONSE TO COUNTERPROPOSALS ....................................................................25
                  9.6  TIMELY WELL OPERATIONS ...........................................................................26
                  9.7  TIMELY PLATFORM/DEVELOPMENT FACILITIES OPERATIONS ................................................26

               ARTICLE 10 EXPLORATORY OPERATIONS ........................................................................27

                  10.1    PROPOSING OPERATIONS ..........................................................................27
                  10.2    COUNTERPROPOSALS ..............................................................................27
                  10.3    OPERATIONS BY ALL PARTIES .....................................................................27
                  10.4    SECOND OPPORTUNITY TO PARTICIPATE .............................................................27
                  10.5    OPERATIONS BY FEWER THAN ALL PARTIES ..........................................................28
                  10.6    EXPENDITURES APPROVED .........................................................................28
                  10.7    CONDUCT OF OPERATIONS .........................................................................28
                  10.8    COURSE OF ACTION AFTER REACHING OBJECTIVE DEPTH ...............................................28
                     10.8.1  Election by Participating Parties ..........................................................29
                     10.8.2  Priority of Operations .....................................................................29
                     10.8.3  Second Opportunity to Participate ..........................................................30
                     10.8.4   Operations by Fewer Than All Parties ......................................................30
                     10.8.5  Subsequent Operations ......................................................................31
                  10.9    WELLS PROPOSED BELOW DEEPEST PRODUCIBLE RESERVOIR .............................................31

               ARTICLE 11     DEVELOPMENT OPERATIONS ....................................................................32

                  11.1    PROPOSING OPERATIONS ..........................................................................32
                  11.2    COUNTERPROPOSALS ..............................................................................32
                  11.3    OPERATIONS BY ALL PARTIES .....................................................................32
                  11.4    SECOND OPPORTUNITY TO PARTICIPATE .............................................................32
                  11.5    OPERATIONS BY FEWER THAN ALL PARTIES ..........................................................33
                  11.6    EXPENDITURES APPROVED .........................................................................33
                  11.7    CONDUCT OF OPERATIONS .........................................................................33
                  11.8    COURSE OF ACTION AFTER REACHING OBJECTIVE DEPTH ...............................................33
                     11.8.1  Election by Fewer Than All Parties .........................................................34
                     11.8.2  Priority of Operations .....................................................................34
                     11.8.3  Second Opportunity to Participate ..........................................................35
                     11.8.4  Operations by Fewer Than All Parties .......................................................35
                     11.8.5  Subsequent Operations ......................................................................36

               ARTICLE 12 PLATFORM AND DEVELOPMENT FACILITIES ...........................................................36

                  12.1    PROPOSAL ......................................................................................36
                  12.2    COUNTERPROPOSALS ..............................................................................36
                     12.2.1   Operations by All Parties .................................................................36
                     12.2.2  Second Opportunity to Participate ..........................................................37
                     12.2.3  Operations by Fewer Than All Parties .......................................................37
                  12.3    OWNERSHIP AND USE OF THE PLATFORM AND DEVELOPMENT FACILITIES ..................................38
                  12.4    RIGHTS TO TAKE IN KIND ........................................................................38
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
                  12.5     EXPANSION OR MODIFICATION OF A PLATFORM AND/OR DEVELOPMENT FACILITIES ........................39
                  12.6     OFFSITE HOST FACILITIES ......................................................................40

               ARTICLE 13 NON-CONSENT OPERATIONS ........................................................................40

                  13.1     NON-CONSENT OPERATIONS .......................................................................40
                     13.1.1   Non-interference ..........................................................................40
                     13.1.2   Multiple Completion Limitation ............................................................40
                     13.1.3   Metering ..................................................................................40
                     13.1.4   Non-consent Well ..........................................................................40
                     13.1.5   Cost Information ..........................................................................41
                     13.1.6   Completions ...............................................................................41
                  13.2     RELINQUISHMENT OF INTEREST ...................................................................41
                     13.2.1   Production Reversion Recoupment ...........................................................42
                     13.2.2   Non-production Reversion ..................................................................43
                  13.3     DEEPENING OR SIDETRACKING OF NON-CONSENT WELL ................................................43
                  13.4     DEEPENING OR SIDETRACKING COST ADJUSTMENTS ...................................................43
                  13.5     SUBSEQUENT OPERATIONS IN NON-CONSENT WELL ....................................................44
                  13.6     OPERATIONS IN A PRODUCTION INTERVAL ..........................................................44
                  13.7     OPERATIONS UTILIZING A NON-CONSENT PLATFORM AND/OR DEVELOPMENT FACILITIES ....................44
                  13.8     DISCOVERY OR EXTENSION FROM NON-CONSENT DRILLING .............................................45
                  13.9     ALLOCATION OF PLATFORM/DEVELOPMENT FACILITIES COSTS TO NON-CONSENT OPERATIONS ................45
                     13.9.1   Investment Usage Fees .....................................................................45
                     13.9.2   Operating and Maintenance Charges .........................................................48
                  13.10    ALLOCATION OF COSTS BETWEEN ZONES ............................................................49
                  13.11    LEASE MAINTENANCE OPERATIONS .................................................................49
                     13.11.1     Participation in Lease Maintenance Operations ..........................................49
                     13.11.2     Accounting for Non-participation .......................................................50
                  13.12    NON-CONSENT PREMIUMS .........................................................................50

               ARTICLE 14 ABANDONMENT, SALVAGE, AND SURPLUS .............................................................50

                  14.1     PLATFORM SALVAGE AND REMOVAL COSTS ...........................................................50
                  14.2     ABANDONMENT OF PLATFORMS, DEVELOPMENT FACILITIES OR WELLS ....................................50
                  14.3     ASSIGNMENT OF INTEREST .......................................................................51
                  14.4     ABANDONMENT OPERATIONS REQUIRED BY GOVERNMENTAL AUTHORITY ....................................51
                  14.5     DISPOSAL OF SURPLUS MATERIAL .................................................................51

               ARTICLE 15 WITHDRAWAL ....................................................................................52

                  15.1     RIGHT TO WITHDRAW ............................................................................52
                  15.2     RESPONSE TO WITHDRAWAL NOTICE ................................................................52
                     15.2.1   Unanimous Withdrawal., ....................................................................52
                     15.2.2   No Additional Withdrawing Parties .........................................................52
                     15.2.3   Acceptance of the Withdrawing Parties' Interests ..........................................53
                     15.2.4   Effects of Withdrawal .....................................................................53
                  15.3     LIMITATION UPON AND CONDITIONS OF WITHDRAWAL .................................................53
                     15.3.1   Prior Expenses ............................................................................53
                     15.3.2   Confidentiality ...........................................................................54
                     15.3.3   Emergencies and Force Majeure .............................................................54

               ARTICLE 16 RENTALS, ROYALTIES, AND OTHER PAYMENTS ........................................................55

                  16.1     OVERRIDING ROYALTY AND OTHER BURDENS .........................................................55
                  16.2     SUBSEQUENTLY CREATED INTEREST ................................................................55
                  16.3     PAYMENT OF RENTALS AND MINIMUM ROYALTIES .....................................................56
                  16.4     NON-PARTICIPATION IN PAYMENTS ................................................................56
                  16.5     ROYALTY PAYMENTS .............................................................................56

               ARTICLE 17 TAXES .........................................................................................56
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
                  17.1     PROPERTY TAXES ...............................................................................56
                  17.2     CONTEST OF PROPERTY TAX VALUATION ............................................................57
                  17.3     PRODUCTION AND SEVERANCE TAXES ...............................................................57
                  17.4     OTHER TAXES AND ASSESSMENTS ..................................................................57

               ARTICLE 18 INSURANCE .....................................................................................57

                  18.1     INSURANCE ....................................................................................57
                  18.2     BONDS ........................................................................................57

               ARTICLE 19 LIABILITY, CLAIMS, AND LAWSUITS ...............................................................58

                  19.1     INDIVIDUAL OBLIGATIONS .......................................................................58
                  19.2     NOTICE OF CLAIM OR LAWSUIT ...................................................................58
                  19.3     SETTLEMENTS ..................................................................................58
                  19.4     DEFENSE OF CLAIMS AND LAWSUITS ...............................................................58
                  19.5     LIABILITY FOR DAMAGES ........................................................................59
                  19.6     INDEMNIFICATION FOR NON-CONSENT OPERATIONS ...................................................59
                  19.7     DAMAGE TO RESERVOIR, Loss OF RESERVES AND PROFIT .............................................60
                  19.8     NON-ESSENTIAL PERSONNEL ......................................................................60
                  19.9     DISPUTE RESOLUTION PROCEDURE .................................................................60

               ARTICLE 20 INTERNAL REVENUE PROVISION ....................................................................60

                  20.1     INTERNAL REVENUE PROVISION ...................................................................60

               ARTICLE 21     CONTRIBUTIONS .............................................................................61

                  21.1     NOTICE OF CONTRIBUTIONS OTHER THAN ADVANCES FOR SALE OF PRODUCTION ...........................61
                  21.2     CASH CONTRIBUTIONS ...........................................................................61
                  21.3     ACREAGE CONTRIBUTIONS ........................................................................61

               ARTICLE 22 DISPOSITION OF PRODUCTION .....................................................................62

                  22.1     TAKE-IN-KIND FACILITIES ......................................................................62
                  22.2     DUTY TO TAKE IN KIND .........................................................................62
                  22.3     FAILURE TO TAKE OIL AND CONDENSATE IN KIND ...................................................62
                  22.4     FAILURE To TAKE GAS IN KIND ..................................................................63
                  22.5     EXPENSES OF DELIVERY IN KIND .................................................................63

               ARTICLE 23 APPLICABLE LAW ................................................................................63

                  23.1     APPLICABLE LAW ...............................................................................63

               ARTICLE 24 LAWS, REGULATIONS, AND NONDISCRIMINATION ......................................................64

                  24.1     LAWS AND REGULATIONS .........................................................................64
                  24.2     NONDISCRIMINATION ............................................................................64

               ARTICLE 25 FORCE MAJEURE .................................................................................64

                  25.1     FORCE MAJEURE ................................................................................64

               ARTICLE 26 SUCCESSORS, ASSIGNS, AND PREFERENTIAL RIGHTS ..................................................64

                  26.1     TRANSFER OF INTEREST .........................................................................64
                     26.1.1   Exceptions to Transfer Notice .............................................................65
                     26.1.2   Effective Date of Transfer of Interest ....................................................65
                     26.1.3   Form of Transfer of Interest ..............................................................65
                     26.1.4   Warranty ..................................................................................65
                  26.2     PREFERENTIAL RIGHT TO PURCHASE ...............................................................66
                     26.2.1   Notice of Proposed Transfer of Interest ...................................................66
                     26.2.2   Exercise of Preferential Right to Purchase ................................................66
                     26.2.3   Transfer of Interest Not Affected by the Preferential Right to Purchase ...................67

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
                     26.2.4   Completion of Transfer of Interest ........................................................67

               ARTICLE 27 ADMINISTRATIVE PROVISIONS .....................................................................67

                  27.1     TERM .........................................................................................67
                  27.2     WAIVER .......................................................................................68
                  27.3     WAIVER OF RIGHT TO PARTITION .................................................................68
                  27.4     COMPLIANCE WITH LAWS AND REGULATIONS .........................................................68
                     27.4.1   Severance of Invalid Provisions ...........................................................68
                     27 4.2   Fair and Equal Employment .................................................................69
                  27.5     CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT ............................................69
                     27.5.1   Headings for Convenience ..................................................................69
                     27.5.2   Article References ........................................................................69
                     27.5.3   Gender and Number .........................................................................69
                     27.5.4   Future References .........................................................................69
                     27.5.5   Currency ..................................................................................69
                     27.5.6   Optional Provisions .......................................................................69
                     27.5.7   Joint Preparation .........................................................................70
                     27.5.8   Integrated Agreement ......................................................................70
                     27.5.9   Binding Effect ............................................................................70
                     27.5.10     Further Assurances .....................................................................70
                     27.5.11     Counterpart Execution ..................................................................70
                  27.6     RESTRICTED BIDDING ...........................................................................70
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

                          OFFSHORE OPERATING AGREEMENT


THIS AGREEMENT, made effective the 1st day of September, 2005, by the signers hereof, their respective heirs, successors, legal representatives, and assigns, herein referred to collectively as the "Parties" and individually as a "Party."

                                   WITNESSETH:


WHEREAS, the Parties own a leasehold interest in one or more oil and gas Leases identified in Exhibit "A" and desire to explore, develop, produce, and operate those Leases pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement, the Parties agree as follows:



                                    ARTICLE I

                                   APPLICATION


1.1    Application to Each Lease

       This Agreement applies separately to each oil and gas Lease or portion thereof described in Exhibit "A".


                              ARTICLE 2 DEFINITIONS


2.1    Additional Testing

       An operation not previously approved in the AFE and proposed for the specific purpose of obtaining additional subsurface data.

2.2    Affiliate

       For a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) "control means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) "person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.





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2.3    Authorization For Expenditure (AFE)

       An authority to expend funds prepared by a Party to estimate the costs to be incurred in conducting an operation under this Agreement.

2.4    Complete, Completing, Completion

       An operation to complete a well for initial Hydrocarbon production in one or more Producible Reservoirs, including, but not limited to, setting production casing, perforating the casing, stimulating the well, installing Completion Equipment, and/or conducting production tests.

2.5    Completion Equipment

       That certain equipment on an Exploratory Well or a Development Well required to be installed prior to the movement of a well-completion rig of that well

       (a) under 30 CFR 250.502, or any succeeding order or regulation issued by the MMS, up to and including the tree, and

       (b) by any other regulatory agency having jurisdiction, including, but not limited to, a caisson and navigational aids.

2.6    Confidential Data

       The information and data obtained under this Agreement, including, but not limited to, geological, geophysical, and reservoir information;
       originals and copies of logs; core and core analysis; and other well information including, but not limited to, the progress, tests, or results of a well drilled or an operation conducted under this Agreement, except data or information that becomes public other than by breach of this Agreement or as agreed to in writing by the Participating Parties.

2.7    Deepen, Deepening

       A drilling operation conducted in an existing wellbore below the Objective Depth to which the well was previously drilled.

2.8    Development Facilities

       Production equipment other than Completion Equipment that is installed on or outside the Lease in order to handle or process Hydrocarbon production. Development Facilities include, but are not limited to

       (a) compression, separation, dehydration, generators, treaters, skimmers, bunkhouses and metering equipment,

       (b)    the flowlines, gathering lines or lateral lines that deliver
              Hydrocarbons and water

              1      from the Completion Equipment to the Platform or to Offsite
                     Host Facilities, or

              2      from the Platform to Export Pipelines; and

       (c)    injection and disposal wells.

       Development Facilities exclude Export Pipelines.

2.9    Development Operation

       An operation on the Lease other than an Exploratory Operation.



                                        8



2.10   Development Well

       A well or portion of a well proposed as a Development Operation.

2.11   Exploratory Operation

       An operation that is conducted on the Lease and that is any of the following:

       (a)    proposed to Complete an Exploratory Well;

       (b) proposed for an Objective Horizon that is not a Producible Reservoir; or

       (c) proposed for an Objective Horizon that has a Producible Well, but that will be penetrated at a location where the distance between the midpoint of the Objective Horizon to be penetrated by the proposed operation and the midpoint of the same Objective Horizon where it is actually penetrated by a Producible Well will be at least four thousand (4000) feet for a gas Completion and at least two thousand (2000) feet for an oil Completion.

2.12   Exploratory Well

       A well or portion of a well proposed as an Exploratory Operation.

2.13   Export Pipelines

       Pipelines to which a gathering line or lateral line downstream of the Platform and/or Development Facilities or, if there is no Platform, the Completion Equipment, is connected and which are used to transport Hydrocarbons or produced water to shore.

2.14   Force Majeure

       An event or cause that is reasonably beyond the control of the Party claiming the existence of such event or cause, which includes, but is not limited to, a flood, storm, hurricane, loop current/eddy, or other act of God, a fire, loss of well control, oil spill, or other environmental catastrophe, a war, terrorist act, a civil disturbance, a labor dispute, a strike, a lockout, compliance with a law, order, rule, or regulation, governmental action or delay in granting necessary permits or permit approvals, and the inability to secure materials or a rig.

2.15   Hydrocarbons

       Oil and/or gas and associated liquid and gaseous by-products (except helium) which may be produced from a wellbore located on the Lease.

2.16   Joint Account

       This term has the same definition as the defined term "Joint Account" in Exhibit "C" (Accounting Procedure).

2.17   Lease

       Each oil and gas lease identified in Exhibit "A" and the lands covered by that lease.

2.18   MMS

       The Minerals Management Service, United States Department of Interior, or its successor agency. Where appropriate, the reference to MMS shall include the appropriate state agency.

2.19   Non-consent Operation

       An operation conducted on the Lease by fewer than all Parties, which subjects the Nonparticipating Party to Article 13 (Non-Consent Operations).

2.20   Non-consent Platform

       A Platform owned by fewer than all Parties.

2.21   Non-consent Well

       An Exploratory Well or a Development Well owned by fewer than all Parties.

2.22   Non-operator

       A Party other than the Operator.

2.23   Non-participating Party

       A Party other than a Participating Party.

2.24   Non-participating Party's Share

       The Participating Interest that a Non-participating Party would have had if all Parties had participated in the operation.

2.25   Objective Depth

       A depth sufficient to test the lesser of the Objective Horizon or the specific footage depth stated in the AFE and approved by the Participating Parties.

2.26   Objective Horizon

       The interval consisting of the deepest zone, formation, or horizon to be tested in an Exploratory Well, Development Well, Deepening operation, or Sidetracking operation, as stated in the AFE and approved by the Participating Parties.

2.27   Offsite Host Facilities

       Development and handling facilities that (a) are located of the Lease and
       (b) are either owned by one or more third parties or by one or more Participating Parties in a well, whose interests in the development and handling facilities differ from their respective Working Interest shares in the well.

2.28   Operator

       The Party designated in Article 4.1 (Designation of the Operator), a successor Operator selected under Article 4.5 (Selection of Successor Operator), and, if applicable, a substitute Operator selected under
       Article 4.2 (Substitute Operator).

2.29   Participating Interest

       The percentage of the costs and risks of conducting an operation under this Agreement that a Participating Party agrees, or is otherwise obligated, to pay and bear.

2.30   Participating Party

       A Party that executes an AFE for a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under this Agreement.

2.31   Platform

       An offshore structure on the Lease that supports Wells, Completion Equipment, or Development Facilities, whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors to the extent same are not Completion Equipment, rising above the water line and used for the exploration, development, or production of Hydrocarbons. The term "Platform" shall also mean any offshore equipment or template (excluding templates used for drilling operations) and any component thereof, other than Completion Equipment (including, but not limited to, flow lines and control systems), that is resting on or attached to the sea floor and used to obtain production of Hydrocarbons.

2.32   Producible Reservoir

       An underground accumulation of Hydrocarbons (a) in a single and separate natural pool characterized by a distinct pressure system, (b) not in Hydrocarbon communication with another accumulation of Hydrocarbons, and
       (c) into which a Producible Well has been drilled.

2.33   Producible Well

       A well that is drilled under this Agreement and that (a) is producing Hydrocarbons; (b) is determined to be, or meets the criteria for being determined to be, capable of producing Hydrocarbons in paying quantities under an applicable order or regulation issued by the governmental authority having jurisdiction; or (c) is determined to be a Producible Well by one (1) or more Participating Parties having a combined Working Interest of twenty percent (20% or more, even if the well has been plugged and permanently or temporarily abandoned.

2.34   Production Interval

       A zone or interval producing or capable of producing Hydrocarbons from a well without Reworking operations.

2.35   Recomplete, Recompleting, Recompletion

       An operation whereby a Completion in one Producible Reservoir is abandoned in order to attempt a Completion in a different Producible Reservoir within the existing wellbore.

2.36   Rework, Reworking

       An operation conducted in a well, after it has been Completed in one or more Producible Reservoirs, to restore, maintain, or improve Hydrocarbon production from one or more of those Producible Reservoirs, but specifically excluding drilling, Sidetracking, Deepening, Completing, or Recompleting the well.

2.37   Sidetrack, Sidetracking

       The directional control and intentional deviation of a well to change the bottom-hole location, whether it be to the original Objective Depth or formation or another bottom-hole location not deeper than the stratigraphic equivalent of the initial Objective Depth, unless the intentional deviation is done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties.

2.38   Take-in-Kind Facilities

       Facilities which (i) are not paid for by the Joint Account and (ii) are installed for the benefit and use of a particular Party or Parties to take its or their share of Hydrocarbon production in kind.

2.39   Transfer of Interest

       A conveyance, assignment, transfer, farmout, exchange, or other disposition of all or part of a Party's Working Interest.

2.40   Working Interest

       The record title interest, or where applicable, the operating rights of each Party in and to each Lease (expressed as the percentage provided in Exhibit "A"). If a Party's record title interest is different from its operating rights, the Working Interest of each Party is the interest provided in Exhibit "A".


                               ARTICLE 3 EXHIBITS


3.1    Exhibits

       The following exhibits are attached to this Agreement and incorporated into this Agreement by reference:

       (Check the exhibits the Parties wish to incorporate into this Agreement.)

       3.1.1  Exhibit "A"

              Operator, Description of Leases, Division of Interests, and Notification Addresses

       3.1.2  Exhibit "B"

              Insurance provisions.

       3.1.3  Exhibit "C"

              Accounting procedure.

       3.1.4  Exhibit "D"

              Non-discrimination Provisions.

       3.1.5  Exhibit "E"

              Gas Balancing Agreement.

       11.6   Exhibit "F"

              Omitted

       3.1.7  Exhibit "G"

              Memorandum of Operating Agreement and Financing Statement.

       3.1.8  Exhibit "H"

              Other (e.g. Dispute Resolution).

       3.1.9  Exhibit "I"

              Security Rights; Default' Unpaid Charges' Carved-out Interests


3.2    Conflicts

       If a provision of an exhibit, except Exhibits "D," "E," or "F", is inconsistent with a provision in the body of this Agreement, the provision in the body of this Agreement shall prevail. If a provision of Exhibit "D," "E," or "F", is inconsistent with a provision in the body of this Agreement, however, the provision of the exhibit shall prevail.



                                    ARTICLE 4

                                    OPERATOR


4.1    Operator

       Stone Energy Corporation is designated as the Operator of the Lease. The Parties shall promptly execute and provide Operator with all documents required by the MMS in connection with the designation of Stone Energy Corporation as Operator or with the designation of any other Party as a substitute or successor Operator. Unless agreed to the contrary by all Parties hereto, Operator shall also be classified as the designated applicant for oil spill financial responsibility purposes and each Non-operating Party shall promptly execute the appropriate documentation reflecting this designation and promptly provide same to Operator for filing with MMS.

4.2    Substitute Operator

       Except as otherwise provided in Article 4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), if the Operator becomes a Non-participating Party in a Non-consent Operation, the Participating Parties may approve the designation of any Participating Party as the substitute Operator by the vote of one (1) or more of the Participating Parties having a combined fifty-one percent (51 %) or more of the Participating Interests. The substitute Operator shall serve only
       (a) for the Non-consent Operation, (b) on the Lease, or that portion of the Lease, affected by the Non-consent Operation, and (c) with the same authority, rights, obligations, and duties as the Operator. If a Non-operator is the only Participating Party in a Non-consent Operation, then the Non-operator shall be designated as the substitute Operator for that Non consent Operation, with no vote required, unless the Non-operator elects not to accept the designation. No Non-operator shall ever be designated as a substitute Operator against its will. If a substitute Operator is not designated under the foregoing procedures, the Operator shall, upon the unanimous agreement of the Participating Parties and the Operator, conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non-Consent Operations).

       4.2.1 Circumstances Under Which the Operator Must Conduct a Non-Consent Operation

              If:

              (a) a drilling rig is on location and the Operator becomes a Non-participating Party in a supplemental AFE for an Exploratory Operation, or Development Operation, or

              (b) the Operator becomes a Non-participating Party in an operation to be conducted from a Platform operated by the Operator, the Operator, as a Non-participating Party, shall conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non-Consent Operations).

       4.2.2 Operator's Conduct of a Non-Consent Operation in Which it is a Non-participating

              Party When, under Article 4.2 (Substitute Operator) or Article
              4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), the Operator conducts a Non-consent Operation in which it is a Non-participating Party, it shall follow the practices and standards in Article 5 (Exclusive Right to Operate). Notwithstanding anything to the contrary in Exhibit "C", the Operator shall not be required to proceed with the Non-consent Operation until the Participating Parties have advanced the total estimated costs of the Non-consent Operation to the Operator. The Operator shall never be obligated to expend any of its own funds for the Non-consent Operation in which it is a Non-participating Party.

       4.2.3  Appointment of a Substitute Operator

              After expiration of all applicable response periods for the Non-consent Operation and selection of a substitute Operator, each Party shall promptly provide the substitute Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms. The Operator and the substitute Operator shall coordinate the change of operatorship to avoid interfering with ongoing activities and operations, if any, including but not limited to, lease maintenance activities and operations.

       4.2.4  Redesignation of Operator

              Within thirty (30) days after conclusion of the Non-consent Operation, all Parties shall execute and provide the Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms to return operatorship to the Operator, thereby superseding the Parties' designation of the substitute Operator under Article 4.2.3 (Appointment of a Substitute Operator).

4.3    Resignation of Operator

       Subject to Article 4.5 (Selection of Successor), the Operator may resign at any time by giving written notice to the Parties, except that the Operator may not resign during a Force Majeure or an emergency that poses a threat to life, safety, property, or the environment. If the Operator ceases to own a Working Interest, the Operator automatically shall be deemed to have resigned as the Operator without any action by the Non-operators.

4.4    Removal of Operator

       Operator may be removed by an affirmative vote of the Parties owning a combined Working interest of fifty-one percent (51%) or more of the remaining Working Interest after excluding the Operator's Working Interest if:

       (a) Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

       (b) a receiver is appointed for Operator or for substantially all of its property or affairs;

       (c) a Transfer of Interest by the Operator (excluding an interest assigned to an Affiliate) reduces the Operator's Working Interest to less than the Working Interest of a Nonoperator, whether accomplished by one or more Transfer of Interest. (d) Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within thirty (30) days after notice of the breach.


       If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and if a federal bankruptcy court prevents the removal of Operator, all Non-operators and Operator shall comprise an interim operating committee to operate until Operator has elected to reject or assume this Agreement under the Bankruptcy Code. An election by Operator as a debtor-in-possession or by a trustee in bankruptcy to reject this Agreement shall be deemed to be a resignation by Operator without any action by the Non-operators, except the selection of a successor. To be effective, a vote to remove Operator for any cause described above must be taken within ninety (90) days after a Non-operator receives actual knowledge of the cause. A change of corporate name or structure of Operator or a transfer of Operator's interest to a single Affiliate shall not be deemed to be a resignation or basis for removing Operator. Subject to Article 8.6.2 (Default) & Article 8.6.3 (Unpaid Charges), the resignation or removal of Operator shall become effective at the earlier of (a) 7:00 a.m. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by Non operators to remove Operator, or (b) the time when a successor Operator assumes the duties of Operator.

4.5    Selection of Successor

       Upon resignation or removal of Operator, a successor Operator shall be selected from among the Parties by an affirmative vote of one (1) or more Parties having a combined Working Interest of fifty-one percent (51 %) or more. If the resigned or removed Operator is not entitled to vote, fails to vote, or votes only to succeed itself, then the successor Operator shall be selected by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51 %) or more of the remaining Working Interest after excluding the Working Interest of the resigned or removed Operator. If the Operator assigns all or a part of its Working Interest, then under Article 4.3 (Resignation of Operator) or
       Article 4.4.(c), the Party who acquired all or a part of the former Operator's Working Interest shall not be excluded from voting for a successor Operator. If there are only two Parties to this Agreement when the Operator resigns or is removed, then the Nonoperator automatically has the right, but not the obligation, to become the Operator. If no Party is willing to become the Operator, this Agreement shall terminate under Article 27.1 (Term).

4.6    Effective Date of Resignation or Removal

       The resignation or removal of the Operator shall become effective as soon as practical but no later than 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of resignation or removal, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator, and designated applicant for oil spill financial responsibility purposes, by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations, or liabilities resulting from its operatorship. The successor Operator may charge the Joint Account for reasonable costs incurred in connection with copying or obtaining the former Operator's records, information or data except when the change of Operator results from a merger, consolidation, reorganization or sale or transfer to an Affiliate of the Operator.

4.7    Delivery of Property

       On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver or transfer to the successor Operator custodianship of the Joint Account and possession of all items purchased for the Joint Account under this Agreement, all Hydrocarbons that are not the separate property of a Party, all equipment, materials, and appurtenances purchased for the Joint Account under this Agreement, which are not already in the possession of the successor Operator. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, as of the effective date of the resignation or removal, its rights as Operator under all contracts exclusively relating to the activities or operations conducted under this Agreement, and the successor Operator shall assume all obligations of the Operator that are assignable under the contracts. The Parties may audit the Joint Account and conduct an inventory of all property and all Hydrocarbons that are not the separate property of a Party, and the inventory shall be used in the accounting to all Parties by the outgoing Operator of the property and the Hydrocarbons that are not the separate property of a Party. The inventory and audit shall be conducted under Exhibit "C".

                                    ARTICLE 5

                        AUTHORITY AND DUTIES OF OPERATOR

5.1    Exclusive Right to Operate

       Unless otherwise provided in this Agreement, Operator shall have the exclusive right and duty to conduct operations (or cause them to be conducted) under this Agreement. In performing services under this Agreement for the Non-operators, Operator shall be an independent contractor, not subject to the control or direction of Non-operators, except for the type of operation to be undertaken in accordance with the voting and election procedures in this Agreement. No Party shall be deemed to be, or hold itself out as, the agent or fiduciary of another Party.

5.2    Workmanlike Conduct

       Operator shall timely commence and conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. OPERATOR SHALL NOT BE LIABLE TO NON-OPERATORS FOR LOSSES SUSTAINED OR LIABILITIES INCURRED, EXCEPT AS MAY RESULT FROM OPERATOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons, property or the environment. Unless otherwise provided in this Agreement, Operator shall consult with Non-operators and keep them informed of all important matters.

5.3    Liens and Encumbrances

       Operator shall endeavor to keep the Lease, wells, Platforms, Development Facilities, and other equipment free from all liens and other encumbrances occasioned by operations hereunder, except those provided in
       Article 8.6 (Security Rights).

5.4    Employees and Contractors

       Operator shall select employees and contractors and determine their number, hours of labor, and compensation. The employees shall be employees of Operator.

5.5    Records

       The Operator shall keep or cause to be kept accurate books, accounts, and records of activities or operations under this Agreement in compliance with the Accounting Procedure in Exhibit "C". Unless otherwise provided in this Agreement, all records of the Joint Account shall be available to a Non-operator as provided in Exhibit "C". The Operator shall use good-faith efforts to ensure the settlements, billings, and reports rendered to each Party under this Agreement are complete and accurate.

5.6    Compliance

       Operator shall comply, and shall require all agents and contractors to comply, with all applicable laws, rules, regulations, and orders of governmental authorities having jurisdiction.

5.7    Contractors

       Operator may enter into contracts with qualified and responsible independent contractors for the design, construction, installation, drilling, production or operation of wells, Platforms and Development Facilities. Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties. All drilling operations conducted under this Agreement shall be conducted by properly qualified and responsible drilling contractors under current competitive contracts. A drilling contract will be deemed to be a current competitive contract if it (a) was made within twelve (12) months before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of conducting the drilling operation. At its election, Operator may use its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (i) performed by Operator or its Affiliate acting as an independent contractor, (ii) approved by written agreement with the Participating Parties before commencement of operations, and (iii) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts of third parties doing work of similar nature.

5.8    Governmental Reports

       Operator shall make reports to governmental authorities it has a duty to make as Operator and shall furnish copies of the reports to the Participating Parties.

5.9    Information to Participating Parties

       Except as provided in Article 8.6, Operator shall furnish each Participating Party the following information, if applicable, for each activity or operation conducted by Operator:

       5.9.1 A copy of the application for permit to drill and all amendments thereto.

       5.9.2 A daily drilling report (or Reworking report or Recompletion report, if applicable), giving the depth, corresponding lithological information, data on drilling fluid characteristics, information about drilling or operational difficulties or delays, if any, and other pertinent information, by facsimile transmission or electronic mail within twenty-four (24) hours (exclusive of Saturdays, Sundays, and federal holidays) for well operations conducted in the preceding twenty-four (24) hour period.

       5.9.3  A complete report of each core analysis.

       5.9.4 A copy of each electrical survey, currently as it is run; all data for each radioactivity log, temperature survey, deviation or directional survey, caliper log, and other log or survey obtained during the drilling of the well; and, upon completion of the well, a composite of all electrical-type logs, insofar as is reasonable and customary.

       5.9.5 A copy of all well test results, bottom-hole pressure surveys, and fluid analyses.

       5.9.6 Upon written request received by Operator before commencement of drilling, samples of cuttings and cores taken from the well (if sufficient cores are retrieved), packaged in containers furnished by Operator at the expense of the requesting Party, marked as to the depths from which they were taken, and shipped at the expense of the requesting Party by express courier to the address designated by the requesting Party.

       5.9.7 To the extent possible, forty-eight (48) hours' advance notice of, and access to, logging, coring, and testing operations.

       5.9.8 A monthly report on the volume of Hydrocarbons and water produced from each well.

       5.9.9 A copy of each report made to a governmental authority having jurisdiction.

5.10   Information to Non-participating Parties

       Operator shall furnish each Non-participating Party a copy of each Operator's governmental report that is available to the public and associated with the applicable Non-consent Operation. Until the applicable recoupment under Article 13 (Non-consent Operations) is complete, a Non participating Party shall not receive or review any other information specified by Article 5.9 (Information to Participating Parties), except as may be necessary for a payout audit of the Non consent Operation.

                                    ARTICLE 6

                          VOTING AND VOTING PROCEDURES


6.1    Voting Procedures

       Unless otherwise provided in this Agreement, each matter requiring approval of the Parties shall be determined as follows:

       6.1.1  Voting Interest

              Subject to Article 8.6 (Security Rights), each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

       6.1.2  Vote Required

              Unless expressly stated to the contrary herein, a matter requiring approval of the Parties shall be decided by the affirmative vote of one (1) or more Parties having a combined voting interest of fifty-one percent (51 %) or more. If there are only two (2) Parties to this Agreement, the matter shall be determined by the Party having a majority voting interest or, if the interests are equal, the matter shall require unanimous consent.

       6.1.3  Votes

              The Parties may vote at a meeting; by telephone, promptly confirmed in writing to Operator; or by facsimile transmission. Operator shall give each Party prompt notice of the results of the voting.

       6.1.4  Meetings

              Meetings of the Parties may be called by Operator upon its own motion or at the request of a Party having a voting interest of not less than twenty percent (20%). Except in an emergency, no meeting shall be called on less than five (5) days' advance written notice, and the notice of meeting shall include the meeting agenda prepared by the Operator or the requesting Party. The representative of Operator shall be chairman of each meeting. Only matters included in the agenda may be discussed at a meeting, but the agenda and items included in the agenda may be amended prior to or during the meeting by unanimous agreement of all Parties.

                                    ARTICLE 7

                                     ACCESS


7.1    Access to Lease

       Except as provided in Article 8.6, each Party shall have access, at its sole risk and expense and at all reasonable times, to the Lease, Platform, Development Facilities and Joint Account assets to inspect activities, operations and wells in which it participates, and to pertinent records and data. A Non-operator shall give Operator at least twenty-four (24) hours' notice of the Nonoperator's intention to visit the Lease. To protect Operator and the Non-operators from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to the joint operations, but is performing services solely for a Non-operator or pertaining to the business or operations of a Non-operator, to visit, use, or board a rig, well, Platform, or Development Facilities subject to this Agreement, the Nonoperator shall give Operator advance notice of the visit, use, or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-operators harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and other Non-operators before the visit, use, or boarding.

7.2    Reports

       On written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 (Authority and Duties of Operator) to which that Party is entitled under this Agreement. The costs of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party. Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

7.3    Confidentiality

       Except as otherwise provided in Article 7.4 (Limited Disclosure), Article
       7.5 (Limited Releases to Offshore Scout Association), Article 7.6 (Media Releases), and Article 21.1 (Notice of Contributions Other Than Advances for Sale of Production), and except for necessary disclosures to governmental authorities having jurisdiction, or except as agreed in writing by all Participating Parties, no Party or Affiliate shall disclose Confidential Data to a third party.

7.4    Limited Disclosure

       A Party may make Confidential Data to which it is entitled under this Agreement available to:

       (a) outside professional consultants and reputable engineering firms for the purpose of evaluations and/or submitting bids;

       (b) gas transmission companies for Hydrocarbon reserve or other technical evaluations;

       (c) reputable financial institutions for study before commitment of funds;

       (d) governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities; '

       (e) the public, to the extent required by the regulations of a recognized stock exchange;

       (f) third parties with whom a Party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party's stock, or sell all or substantially all assets of that Party or an Affiliate of that Party; and

       (g)    an Affiliate of a Party.

       (h) such limited well information that is typically disclosed by Operator's representative during meetings of the Offshore Oil Scouts Association.

       Confidential Data made available under Articles 7.4(f) and 7.4(h) [if applicable] shall not be removed from the custody or premises of the Party making the Confidential Data available to third parties described in those Articles. A third party permitted access under Articles 7.4,
       (a), (b), (c), (f), and (h) [if applicable] shall first agree in writing neither to disclose the Confidential Data to others nor to use the Confidential Data, except for the purpose for which it was disclosed. The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Data available.

7.5    Limited Releases to Offshore Scout Association

       The Operator may disclose Confidential Data to the Offshore Oil Scouts Association at their regularly scheduled meetings. The Confidential Data that may be disclosed is limited to information concerning well locations, well operations, and well completions to the extent reasonable and customary in industry practice or required under the by-laws of the Offshore Oil Scouts Association.

7.6    Media Releases

       Except as otherwise permitted by this Article, no Party shall issue a news or media release about operations on the Lease without first giving prior notice to the Participating Parties. In an emergency involving extensive property or environmental damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction. Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.


                                    ARTICLE 8

                                  EXPENDITURES


8.1    Basis of Charge to the Parties

       Subject to the other provisions of this Agreement, Operator shall pay all costs incurred under this Agreement, and each Party shall reimburse Operator in proportion to its Participating Interest. All charges, credits, and accounting for expenditures shall be made and done pursuant to Exhibit "C".

8.2    AFEs

       Before undertaking an operation or making a single expenditure to be in excess of one-hundred fifty thousand Dollars ($150,000), and before conducting an activity or operation to drill, Sidetrack, Deepen, Complete, Rework or Recomplete a well (regardless of the estimated cost), Operator shall submit an AFE for the operation or expenditure to the Parties for approval. Operator shall also furnish an informational AFE to all Parties for an operation or single expenditure estimated to cost one-hundred fifty thousand Dollars ($150,000) or less, but in excess of fifty thousand Dollars ($50,000).

8.3    Emergency and Required Expenditures

       Notwithstanding anything in this Agreement to the contrary, Operator is hereby authorized to conduct operations and incur expenses that in its opinion are reasonably necessary to safeguard life, property, and the environment in case of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, hurricane, catastrophe, or other emergency, and the expenses shall be borne by the Participating Parties in the affected operation. Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and the action taken. Operator is also authorized to conduct operations and incur expenses reasonably required by statute, regulation, order, or permit condition or by a governmental authority having jurisdiction, which expenses shall be borne by the Participating Parties in the affected operation, subject to Exhibit "C".

8.4    Advance Billings

       Operator may require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.5    Commingling of Funds

       Funds received by Operator under this Agreement may be commingled with its own funds.

8.6    Security Rights (LA)

       Exhibit "I" (Louisiana) applies.

8.7    Overexpenditures

       Operator shall notify the Participating Parties when it appears that actual expenditures for an approved operation in an Exploratory or Development Well or for the design, construction, and installation of a Platform and/or Development Facilities will exceed the AFE estimate (the excess being an "Overexpenditure"). If it appears that the Overexpenditure will be no more than the twenty five percent (25%), hereinafter referred to as the "Allowable Variance," Operator's notice shall be forwarded for information only. If Operator determines that the Overexpenditure will exceed the Allowable Variance, Operator shall submit a new AFE for the current operation ("Supplemental AFE") for approval of the Participating Parties. The Participating Parties may then elect whether to continue to participate within thirty (30) days or forty-eight
       (48) hours if a rig is on location, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the Supplemental AFE. If fewer than all, but one (1) or more Participating Parties elect to continue to participate in the current operation and agree to pay and bear one hundred percent (100%) of the costs and risks of conducting it, Operator shall continue to conduct the current operation. Otherwise, the operation shall cease. A Participating Party that elects not to continue to participate in the current operation shall become a Non-participating Party in the operation, from and after the date when the Overexpenditure exceeds the Allowable Variance, not including emergency expenditures, and
       Article 13.2 (Relinquishment of Interest) shall apply to the Party only to the extent that the costs of the operation exceed the Allowable Variance. Unless otherwise agreed by the Participating Parties, each Participating Party electing to continue to participate in the current operation may, but is not obligated to, pay and bear that portion of the costs and risks attributable to the interests of the Non-participating Parties in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties electing to continue participating in the current operation. If it appears to Operator that actual expenditures for an approved operation will exceed the Supplemental AFE estimate, Operator shall again repeat the procedure of this Article 8.8, using the estimate in the most recently approved Supplemental AFE as the basis for determining the Overexpenditure and Allowable Variance. An initial Participating Party in an operation shall remain responsible for its share of all costs and risks for plugging, replugging, capping, burying, disposing, abandoning, removing, and restoring associated with the operation, subject to Article 14 (Abandonment, Salvage, and Surplus), regardless of its subsequent election on a Supplemental AFE, except to the extent such costs were increased by subsequent operations in which it elected not to participate. Notwithstanding anything in this Article to the contrary, if expenditures exceed the Allowable Variance for an emergency, as provided in Article 8.3 (Emergency and Required Expenditures), Operator shall not be required to secure the approval of the Participating Parties, as the expenditures will be borne by all Participating Parties. However, once stabilization takes place and emergency expenditures are no longer being incurred, Operator shall promptly furnish a Supplemental AFE to the Participating Parties for their review and election, as provided above.

                                    ARTICLE 9

                                     NOTICES


9.1    Giving and Receiving Notices

       Except as otherwise provided in this Agreement, all AFEs and notices required or permitted by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, or facsimile transmission, with postage and charges prepaid, addressed to the Parties at the addresses in Exhibit "A". When a drilling rig is on location and standby charges are accumulating, however, notices pertaining to the rig shall be given orally or by telephone. All telephone or oral notices permitted by this Agreement shall be confirmed immediately thereafter by written notice. A notice shall be deemed to have been delivered only when received by the Party to whom it was directed, and the period for a Party to deliver a response thereto begins on the date the notice is received. "Receipt", for oral or telephone notice, means actual and immediate communication to the Party to be notified, and for written notice, means actual delivery of the notice to the address of the Party to be notified, as specified in this Agreement, or to the facsimile machine of that Party. A responsive notice shall be deemed to have been delivered when the Party to be notified is in receipt of same. When a response is required in forty-eight (48) hours or less, however, the response shall be given orally or by telephone or facsimile transmission within that period. If a Party is unavailable to accept delivery of a notice required to be given orally or by telephone, the notice may be delivered by any other method specified in this Article 9.1. A message left on an answering machine or with an answering service or other third person shall not be deemed to be adequate telephonic or oral notice.

9.2    Content of Notice

       An AFE or notice requiring a response shall indicate the maximum response time specified in Article 9.3 (Response to Notices). A proposal for a Platform and/or Development Facilities shall include an AFE, containing a description of the Platform and/or Development Facilities, including, but not limited to, location, and the estimated costs of design, fabrication, transportation, and installation. A proposal for a well operation shall include an AFE, describing the estimated commencement date, the proposed depth, the objective formation or formations to be penetrated or tested, the Objective Horizon, the surface and bottomhole locations, proposed directional or horizontal drilling operations, the type of equipment to be used, and the estimated costs of the operation, including, but not limited to, the estimated costs of drilling, testing, and Completing or abandoning the well. If a proposed operation is subject to Article 13.11 (Lease Maintenance Operations), the notice shall specify that the proposal is a Lease Maintenance Operation. A proposal for multiple operations on more than one well location by the same rig shall contain separate AFEs or notices for each operation and shall specify in writing in what order the operations will be conducted. Each Party shall respond to each proposed multiple operation in the manner provided in Article
       9.3.3 (Proposal for Multiple Operations).

9.3    Response to Notices

       Except as provided in Article 9.1, each Party's response to a proposal shall be in writing to the proposing Party. Unless otherwise provided in this Agreement, the response time shall be as follows:

       9.3.1  Platform and/or Development Facilities Proposals

              Each Party shall respond within ninety (90) days after its receipt of the AFE or notice for a Platform and/or Development Facilities.

       9.3.2  Well Proposals

              Except as provided in Article 9.3.3 (Proposal for Multiple Operations), each Party shall respond within thirty (30) days after receipt of the well, Rework or Recompletion proposal, but if
              (a) a drilling rig is on location, (b) the proposal relates to the same well or its substitute, and (c) standby charges are accumulating, a response shall be made within forty-eight (48) hours after receipt of the proposal, exclusive of Saturdays, Sundays, and federal holidays.

       9.3.3  Proposal for Multiple Operations

              When a proposal is made to conduct multiple Development Operations at separate well locations using the same rig, each Party shall respond (a) to the well operation taking precedence, within thirty
              (30) days after receipt of the proposal; and (b) to each subsequent well location, within forty-eight (48) hours after completion of approved operations at the prior location and notification thereof by Operator.

       9.3.4  Other Matters

              For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.

9.4    Failure to Respond

       Failure of a Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5    Response to Counterproposals

       Should a counterproposal be allowed under this Agreement, responses to that counterproposal must be made within the response period for the original proposal.

9.6    Timely Well Operations

       Unless otherwise provided, an approved well shall be commenced within one-hundred eighty (180) days after the date when the last applicable election on that well may be made. Wells shall be deemed to have commenced on the day charges commence under the drilling contract for that well. If the Operator does not commence the drilling of an approved well within the one-hundred eighty (180) day time frame, the other Participating Parties in that well may select a substitute Operator to drill the approved well. In all events, including the occurrence of a Force Majeure, if the substitute Operator fails to commence actual drilling operations on an approved well within one-hundred eighty (180) days from the proposal of the approved well, the proposal of the well and its approval will be deemed to have been withdrawn. Subject to Exhibit "C, if a proposal for a well is deemed to have been withdrawn, all costs incurred in the preparation for or in furtherance of that well will be chargeable to the Parties who voted to participate in the well proposal for that well.

9.7    Timely Platform/Development Facilities Operations

       Unless otherwise provided, Operator shall commence, or cause to commence, the construction, acquisition, or refurbishment of an approved proposal for a Platform and/or Development Facilities within one-hundred eighty
       (180) days after the date when the last applicable election on that Platform and/or Development Facilities may be made. The construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal shall be deemed to have commenced on the date the contract is awarded for the design, acquisition, fabrication, or refurbishment of the Platform and/or Development Facilities. If the Operator does not commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal within the one-hundred eighty (180) day time frame, the other Participating Parties in that Platform and/or Development Facilities proposal may select a substitute Operator to commence the Platform and/or Development Facilities. In all events, including the occurrence of a Force Majeure, if the substitute Operator fails to commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities within two-hundred forty (240) days from the proposal of the approved Platform and/or Development Facilities, the proposal of the Platform and/or Development Facilities and their approval will be deemed to have been withdrawn. Subject to Exhibit "C", regardless of whether or not the construction, acquisition, or refurbishment of a Platform and/or Development Facilities is commenced, all costs incurred by Operator, attributable to that activity, shall be paid by the Participating Parties.

                                   ARTICLE 10

                             EXPLORATORY OPERATIONS


10.1   Proposing Operations

       A Party may propose an Exploratory Operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

10.2   Counterproposals

       When an Exploratory Operation is proposed, a Party may, within fifteen
       (15) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Exploratory Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 10.5 (Operations by Fewer Than All Parties), the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the proposal first received by the Parties shall take precedence. Except for the response period provided in this Article 10.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

10.3   Operations by All Parties

       If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

10.4   Second Opportunity to Participate

       If there are more than two (2) Parties to this Agreement and if fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk. If there are only two
       (2) Parties to this Agreement, then there shall not be a second opportunity to elect to participate, and if the Participating Party agrees to pay and bear one hundred percent (100%) of the costs and risks of the operation, then the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non consent Operation for the benefit of the Participating Party, and the provisions of Article 13 (Non consent Operations) shall apply.

10.5   Operations by Fewer Than All Parties

       If there are more than two (2) Parties to this Agreement, then, after the election made under Article 10.4 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more have elected to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Nonparticipating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks' If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to
       Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

10.6   Expenditures Approved

       Approval of an Exploratory Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.

10.7   Conduct of Operations

       After commencement of drilling an Exploratory Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable, except as may otherwise be provided in optional provision Article 8.8 (Overexpenditures), if selected. If a well does not reach its Objective Depth as a result of the conditions mentioned in this
       Article 10.7, the operation shall be deemed to have been completed and
       Article 13 (Non consent Operations) shall apply to each Non-participating Party for the portion of the well drilled.

10.8   Course of Action After Reaching Objective Depth

       When an Exploratory Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed as set forth in the approved AFE and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well, and the following provisions shall apply:

       10.8.1 Election by Participating Parties

              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in a recommended operation, or (b) not participate in a recommended operation. Failure to respond shall be deemed to be an election not to participate in any of the recommended operations.

       10.8.2 Priority of Operations

              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. ' If more than one (1) operation is approved by one
              (1) or more Participating Parties having a combined Working Interest of twenty percent (20%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

              (Indicate the order of preference.)

              1 Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              2 Deepen. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

              3 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              4      Complete at the Objective Horizon

              5 Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

              6 Other operations: ____________ (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              7      Temporarily abandon.

              8      Plug and abandon.

       10.8.3 Second Opportunity to Participate

              If fewer than all but one (1) or more Participating Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       10.8.4 Operations by Fewer Than All Parties

              If, after the election (if applicable) made under Article 10.8.3 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article
              4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election.

              If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

       10.8.5 Subsequent Operations

              Upon completion of an operation conducted under Article 10.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed Producible Well, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well under Articles 10.8.1 through 10.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment and Salvage), Operator shall permanently plug and abandon the well at the cost and risk of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

10.9   Wells Proposed Below Deepest Producible Reservoir

       If a proposal is made to conduct an Exploratory Operation involving the drilling of a well to an Objective Horizon below the base of the deepest Producible Reservoir, a Party may elect within the applicable period to limit its participation in the operation down to the base of the deepest Producible Reservoir. For purposes of this Article 10.9, a Party who elects to limit it participation in the operation down to the base of the deepest Producible Reservoir shall be referred to as "Shallow Participant" and a Party who elects to participate in the entire operation shall be referred to as "Deep Participant". If a Party elects to limit its participation to the base of the deepest Producible Reservoir, Operator shall prepare and submit to the Shallow Participant, for informational purposes, a separate AFE covering operations down to the deepest Producible Reservoir. The Shallow Participant shall be a Participating Party in, and shall pay and bear the costs and risks of, each operation to the base of the deepest Producible Reservoir, according to its Participating Interest. The Shallow Participant shall a Non-participating Party in each operation below the deepest Producible Reservoir, and the operation shall be considered a Non-consent Operation, and the provisions of Article 13 (Non-consent Operations) shall apply. If the well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Deep Participant shall reimburse the Shallow Participant for its share of the actual well costs to the base of the deepest Producible Reservoir. Payment shall be due within thirty days after receipt of notice of the well being completed below the deepest Producible Reservoir. If the well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Shallow Participant shall reimburse the Deep Participant for its Working Interest share of the actual well costs to the base of the deepest Producible Reservoir in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), upon the earlier of the time that (a) the well is plugged back to a horizon above the base of the deepest Producible Reservoir, as determined when the original well was proposed, (b) the well is plugged and abandoned, or (c) the amount to be recouped by the Deep Participant under Article 13 (Non-consent Operations) is recovered.

                                   ARTICLE 11

                             DEVELOPMENT OPERATIONS


11.1   Proposing Operations

       A Party may propose a Development Operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

11.2   Counterproposals

       When a Development Operation is proposed, a Party may, within fifteen
       (15) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Development Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 11.5 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall prevail. Except for the response period provided in this Article 11.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

11.3   Operations by All Parties

       If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

11.4   Second Opportunity to Participate

       If there are more than two (2) Parties to this Agreement and if fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk. If there are only two
       (2) Parties to this Agreement, then there shall not be a second opportunity to elect to participate, and if the Participating Party agrees to pay and bear one hundred percent (100%) of the costs and risks of the operation, then the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non consent Operation for the benefit of the Participating Party, and the provisions of Article 13 (Non consent Operations) shall apply.

11.5   Operations by Fewer Than All Parties

       If there are more than two (2) Parties to this Agreement, then, after the election made under Article 11.4 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more have elected to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to
       Article 4.2 (Substitute Operator) shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

11.6   Expenditures Approved

       Approval of a Development Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.

11.7   Conduct of Operations

       After commencement of a Development Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and render further operations impracticable, except as may otherwise be provided in optional provision Article 8.8 (Overexpenditures), if elected. If a well does not reach its Objective Depth as a result of the conditions mentioned in this
       Article 11.7, the operation shall be deemed to have been completed and
       Article 13 (Non-consent Operations) shall apply to each Non-participating Party for the portion of the well drilled.

11.8   Course of Action After Reaching Objective Depth

       When a Development Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well and the following provisions shall apply:

       11.8.1 Election by Fewer Than All Parties

              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in a recommended operation, or (b) not participate in a recommended operation. Failure to respond shall be deemed to be an election not to participate in any of the recommended operations.


       11.8.2 Priority of Operations

              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by one
              (1) or more Participating Parties having a combined Working Interest of twenty percent (20%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

              (Indicate the order of preference.)

              1 Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              2      Complete at the Objective Horizon.

              3 Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

              4 Deepen. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

              5 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              6 Other operations:________________________ If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              7      Temporarily abandon.

              8      Plug and abandon.

       11.8.3 Second Opportunity to Participate

              If fewer than all but one (1) or more Participating Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       11.8.4 Operations by Fewer Than All Parties

              If, after the election (if applicable) made under Article 11.8.3 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty-four. (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election.

              If the Non-consent Operation is an Additional Testing operation,
              Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing shall not be entitled to information resulting from the operation.

       11.8.5 Subsequent Operations

              Upon the completion of an operation conducted under Article 11.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a well capable of producing Hydrocarbons in paying quantities, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for operations in the well under Articles 11.8.1 through 11.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well, or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the expense of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated. ARTICLE 12

                       PLATFORM AND DEVELOPMENT FACILITIES


12.1   Proposal

       A Party may propose the fabrication or acquisition and installation of a Platform and/or Development Facilities, by sending an AFE or notice to the other Parties in accordance with Article 9 (Notices).

12.2   Counterproposals

       When a Platform and/or Development Facilities is proposed under Article 12.1, a Party may, within thirty (30) days after receipt of the AFE or notice for the original proposal, make a counterproposal to fabricate or otherwise acquire and install said Platform and/or Development Facilities by sending an AFE or notice to the other Parties in accordance with
       Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, each Party shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 12.5 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall be deemed approved, and in the event two (2) or more approved proposals receive the same Working Interest approval, the approved proposal first received by the Parties shall be deemed approved.

       12.2.1 Operations by All Parties

              If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       12.2.2 Second Opportunity to Participate

              If there are more than two (2) Parties and if fewer than all but one (1) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in the Platform and/or Development Facilities, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight
              (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the Platform and/or Development Facilities, Operator shall timely commence the fabrication and installation of the Platform and/or Development Facilities at their cost and risk. If there are only two (2) Parties to this Agreement, then there shall not be a second opportunity to elect to participate, and if the Participating Party agrees to pay and bear one hundred percent (10b%) of the costs and risks of the operation, then the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Party, and the provisions of Article 13 (Non-consent Operations) shall apply.

       12.2.3 Operations by Fewer Than All Parties

              If there are more than two (2) Parties to this Agreement, then, after the election made under Article 12.2.2 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in the Platform and/or Development Facilities, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and except as provided in Article
              12.4 (Rights to Take in Kind), the provisions of Article 13.2.1.(b) shall apply. If such agreement is not obtained, however, the fabrication and installation of the Platform and/or Development Facilities shall not be commenced, and the effect shall be as if the proposal had not been made.

12.3   Ownership and Use of the Platform and Development

       Facilities The Participating Parties in the Development Facilities own all of the excess capacity of the Development Facilities and the excess weight, space and buoyancy of the Platform. Each Participating Party in the Development Facilities does not have the right to use its Participating Interest share of the excess capacity, weight, space and buoyancy for hydrocarbon production from outside the Lease. Each Participating Party in the Development Facilities or Platform must obtain the unanimous approval of the other Participating Parties in the Development Facilities or Platform in order to utilize any portion of the excess capacity, weight, space and buoyancy. It must negotiate the payment of a fee with the Participating Parties in the Development Facilities or Platform in order to utilize any portion of the excess capacity, weight, space and buoyancy. Each of the Participating Parties in the Development Facilities or Platform shall receive its Participating Interest share of all fees derived from the utilization of the excess capacity, weight, space and buoyancy. All hydrocarbon production from outside the Lease shall be processed under a "Facilities Use and Production Handling Agreement" unanimously agreed to by the Participating Parties in the Development Facilities.

12.4   Rights to Take in Kind

       Nothing in this Article 12shall act to limit a Party's rights under
       Article 22 (Disposition of Production), or to otherwise separately dispose of its share of Hydrocarbon production. If a Party elects (a) not to participate in an approved Development Facilities proposal and (b) to separately dispose of its share of Hydrocarbon production (the "Separately Disposing Party), the Separately Disposing Party shall not be subject to the provisions of Article 13.2.1.(b), but must provide proof to the Participating Parties in the approved Development Facilities proposal, within sixty (60) days from the last applicable response date to the Development Facilities proposal that it has entered into fabrication and transportation contracts to separately dispose of its own share of Hydrocarbon production. If a Separately Disposing Party fails to provide such proof by that deadline and if there is sufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, it shall immediately (I) become a Participating Party in the Development Facilities and utilize the Development Facilities for its share of Hydrocarbon production, (II) pay to the Participating Parties in the approved Development Facilities proposal an amount equal to one-hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the Development Facilities had it elected to participate in the Development Facilities under Article 12.1 or 12.2, and (III) assume its share of the risks and liabilities associated with the construction and ownership of the Development Facilities as of the date of commencement of the operations to construct same. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original

       Development Facilities under Article 12.4 (I), shall own the original Development Facilities based on their Participating Interest share in the original Development Facilities. If a Separately Disposing Party fails to provide such proof by that deadline and if there is insufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, the Separately Disposing Party shall
       (i) become a Participating Party in the original Development Facilities and utilize the available capacity in the original Development Facilities, if any, for its share of Hydrocarbon production, (ii) pay one hundred percent (100%) of the costs of an expansion or modification of the Development Facilities, which is required to accommodate all or a portion of its share of the Hydrocarbons, and assume one hundred percent (100%) of the risks and liabilities associated with (A) the construction, installation and commissioning of the expanded or modified Development Facilities and (B) the utilization of the expanded or modified Development Facilities for seven (7) days subsequent to the commencement of Hydrocarbon production through same, (iii) pay to the Participating Parties in the approved Development Facilities proposal an amount equal to one hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the original Development Facilities had it elected to participate in the original Development Facilities under Article 12.1 or 12.2, (iv) assume its share of the risks and liabilities associated with the construction and ownership of the original Development Facilities as of the date of commencement of the operations to construct the original Development Facilities. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original Development Facilities under Article
       12.4 (i), shall own the expanded or modified Development Facilities based on their Participating Interest share in the original Development Facilities, and the Participating Parties in the original Development Facilities shall assume their Participating Interest share of the risks and liabilities associated with the ownership of the expanded or modified Development Facilities seven (7) days after that the expanded or modified Development Facilities have been utilized. 12.5 Expansion or Modification of a Platform and/or Development Facilities After installation of a Platform and/or Development Facilities, any Participating Party in that Platform and/or Development Facilities may propose the expansion or modification of that Platform and/or Development Facilities by written notice (along with its associated AFE) to the other Participating Parties in that Platform and/or Development Facilities. That proposal requires approval by two of more of the Participating Parties in the Platform and/or Development Facilities with more than seventy percent (70%) of the Participating Interest in the Platform and/or Development Facilities. If approved, that proposal will be binding on all Participating Parties in that Platform and/or Development Facilities, and the Operator shall commence that expansion or modification at the sole cost and risk of all of the Participating Parties in that Platform and/or Development Facilities unless otherwise agreed.

12.6   Offsite Host Facilities

       In the event that one (1) or more Parties with more than fifty percent (50%) of the Participating Interest in Hydrocarbon production agree that Hydrocarbon production can most effectively be processed and handled by an Offsite Host Facilities, the Operator, on behalf of the Participating Parties, shall use reasonable efforts to secure a formal "Facilities Use and Production Handling Agreement" from the owners of the Offsite Host Facilities. If the Operator does secure access to Offsite Host Facilities in a Facilities Use and Production Handling Agreement, each Participating Party shall have the right, but not the obligation, to utilize its Participating Interest share of the capacity so secured. This Article
       12.6 shall not constitute a limit on a Party's right to install its own Take-in-Kind Facilities under Article 22 (Disposition of Production).

                                   ARTICLE 13

                             NON-CONSENT OPERATIONS


13.1   Non-consent Operations

       Operator or substitute Operator under Article 4.2 (Substitute Operator) shall conduct Non-consent Operations at the sole cost and risk of the Participating Parties in accordance with the following provisions:

       13.1.1 Non-interference

              Non-consent Operations shall not interfere unreasonably with operations approved by all of the Parties.

       13.1.2 Multiple Completion Limitation

              Subject to Article 10.9, a Non-consent Operation shall not be conducted in a well having multiple Completions unless (a) each Completion is owned by the same Parties in the same proportions;
              (b) the well is incapable of producing from any Completion; or (c) all Participating Parties in the well consent to the operation.

       13.1.3 Metering

              In Non-consent Operations, Hydrocarbon production shall be determined upon the basis of appropriate well tests, unless separate metering devices are required by a governmental authority having jurisdiction.

       13.1.4 Non-consent Well

              Operations on a Non-consent Well shall not be conducted in a Producible Reservoir without approval of all Parties unless (a) the Producible Reservoir is designated in the notice as a Completion objective; (b) Completion of the well in the Producible Reservoir will not increase the rates of Hydrocarbon production that are prescribed and approved for the Producible Reservoir by the governmental authority having jurisdiction; and (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in the well and an existing well currently completed in and producing from the same Producible Reservoir will be at least one thousand (1,000) feet for an oil-well Completion or two thousand (2,000) feet for a gas-well Completion.

       13.1.5 Cost Information

              Operator shall, within one-hundred twenty (120) days after completion of a Non-consent Operation, furnish the Parties either
              (a) an inventory and an itemized statement of the cost of the Non-consent Operation and equipment pertaining thereto, or (b) a detailed statement of the monthly billings. Each month thereafter, while the Participating Parties are being reimbursed under Article
              13.2.1 (Production Reversion Recoupment), Operator shall furnish the Non-participating Parties a monthly statement detailing all costs and liabilities incurred in the Non-consent Operation, together with a statement of the quantities of Hydrocarbons produced from it and the amount of the proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production from the Non consent Operation for the preceding month. Operator shall prepare the monthly statement of the quantities of Hydrocarbons produced and the amounts of the proceeds from the sale of Non-participating Parties' relinquished Hydrocarbon production based on the proceeds received for the Operator's share of Hydrocarbon production. When Operator's payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties. The Participating Parties who assumed a portion of the Non participating Parties' relinquished interest shall then provide Operator all information pertaining to the cumulative proceeds received from the sale of the Non-participating Parties' relinquished Hydrocarbon production. Operator shall revise the payout date using the actual proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production and administer any subsequent adjustments between the Parties.

       13.1.6 Completions

              For determinations under Article 13.1 (Non-consent Operations), each Non-consent Operation in a single wellbore shall be accounted for separately.

13.2   Relinquishment of Interest

       Upon commencement of Non-consent Operations, other than Non-consent Operations Article 13.7 (Operations Utilizing a Non-consent Platform and/or Development Facilities), each Nonparticipating Party's interest and leasehold operating rights in the Non-consent Operation and title to Hydrocarbon production resulting therefrom; and if Article 13.8 (Discovery or Extension from Non-consent Drilling) is effective, one-half (1/2) of each Non-participating Party's interest and leasehold operating rights and title to Hydrocarbon production from wells mentioned in
       Article 13.8 (Discovery or Extension from Non-consent Drilling); shall be owned by and vested in each Participating Party in proportion to its Participating Interest, or in the proportions otherwise agreed by the Participating Parties, for as long as the Non-Consent Operation is being conducted or Hydrocarbon production is obtained therefrom, subject to the following:


       13.2.1 Production Reversion Recoupment

              When the Participating Parties have recouped out of Hydrocarbon production from the Non-consent Operations attributable to the Non-participating Party's interest an amount, which when added to amounts received under Article 13.3 (Deepening or Sidetracking of Non-consent Well), equals the sum of the following:

              (a) Eight hundred percent (800%) of the Non-participating Party's share of the costs of the following Non-consent Exploratory Operations, or four hundred percent (400%) of the Non-participating Party's share of the costs of the following Non consent Development Operations: drilling, testing, Completing, Recompleting, Deepening, Sidetracking, Reworking, plugging back, and temporarily abandoning a well, reduced by the Non-participating Party's Share of a cash contribution received under Article 21.2 (Cash Contributions);

              (b) if applicable, three hundred percent (300%) of Non-participating Party's Share of the cost of Platforms and/or Development Facilities approved under Article 12.1 (Proposal) or Article 12.2 (Counterproposals); such recoupment is limited to the Non-participating Party's Share of the Hydrocarbon production that utilize such Platform and/or Development Facilities;

              (c) Three hundred percent (300%) of the Non-participating Party's Share of the cost charged in accordance with
                     Article 13.9 (Allocation of Platform/Development Facilities Costs to Non-consent Operations) of using an existing Platform/Development Facilities; and

              (d) the Non-participating Party's Share of the costs of operation, maintenance, treating, processing, gathering, and transportation, including, but not limited to, an Offsite Host Facilities' handling fees, as well as lessor's royalties and severance, Hydrocarbon production, and excise taxes, then, the relinquished interests of the Non-participating Party shall automatically revert to the Non-participating Party as of 7:00 a.m. of the day after the recoupment occurs. Thereafter, the Non-participating Party shall own the same interest in the Non-consent Well, equipment pertaining thereto, including, but not limited to, any Platform or Development Facilities, and the Hydrocarbon production therefrom as the Nonparticipating Party would have owned or been entitled to if it had participated in the Nonconsent Operation. Upon reversion, the Non-participating Party shall become a Participating Party and, as such, shall become liable for its proportionate share of the further costs of the operation as set forth in this Agreement and Exhibit "C".

       13.2.2 Non-production Reversion

              If the Non-consent Operation fails to obtain Hydrocarbon production or if the operation results in Hydrocarbon production that ceases before complete recoupment by the Participating Parties under Article 13.2.1 (Production Reversion Recoupment), such leasehold operating rights shall revert to each Non-participating Party, except that all Non consent Wells, Platforms, and Development Facilities shall remain vested in the Participating Parties (but the salvage value in excess of the sum remaining under Article 13.2.1 shall be credited to all Parties).

13.3   Deepening or Sidetracking of Non-consent Well

       If a Participating Party proposes to Deepen or Sidetrack a Non-consent Well, a Non-participating Party may then elect to participate in the Deepening or Sidetracking operation by notifying Operator within thirty
       (30) days, or within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, if a rig is on location and standby charges are being incurred, after receiving notice of the proposal. A Non-participating Party that elects to participate in Deepening or Sidetracking the well, as proposed, shall immediately pay the Participating Parties, in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), its Working Interest share of actual well costs (excluding logging, coring, testing, and Completion costs other than the cost of setting any casing or Completion Equipment that is used in the Deepening or Sidetracking), less all amounts recovered by the Participating Parties from the proceeds of Hydrocarbon production from the well, as if the Non-participating Party had originally participated to the initial objective depth or formation, in the case of a Deepening operation, or the depth at which the Sidetracking operation is initiated. Thereafter, the Non-participating Party shall be deemed to be a Participating Party for the Deepening or Sidetracking operations, and
       Article 13.2.1(a) shall not apply to that Party for the Deepened or Sidetracked portion of the well. The initial Participating Parties, however, shall continue to recoup out of the proceeds of Hydrocarbon production from the non consent portion of the well any balance for the Non-consent Well remaining to be recovered under Article 13.2.1 (Production Reversion Recoupment), less the amounts paid by the Non-participating Party under this Article 13.3.

13.4   Deepening or Sidetracking Cost Adjustments

       If a proposal is made to Deepen or Sidetrack a Non-consent Well, a well cost adjustment will be performed as follows:

       (a) Intangible drilling will be valued at the actual cost incurred by the Participating Parties.

       (b) Tangible materials will be valued in accordance with the provisions of Exhibit "C".

       (c) For Sidetracking operations, the values determined in Articles 13.4(a) and 13.4(b) shall be reduced by the amount allocated to that portion of the well from the surface to one hundred feet (100') below the point at which the Sidetracking was initiated.

              Such allocations shall be consistent with the guidelines recommended by the applicable Council of Petroleum Accountants Societies ("COPAS") Guideline, as amended from time to time.

       (d) Amortization/depreciation shall be applied to both intangible and tangible values at the rate of ten percent (10%) per annum from the date the well commenced Hydrocarbon production to the date operations commence to Deepen or Sidetrack the well, provided, however, the value of tangible materials after applying depreciation shall never be less than fifty percent (50%) of the value determined in Article 13.4(b).

13.5   Subsequent Operations in Non-consent Well

       Except as provided in Article 13.3 (Deepening or Sidetracking of Non-consent Well), an election not to participate in the drilling, Sidetracking, or Deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-participating Party's recoupment amount.

13.6   Operations in a Production Interval

       A Participating Party in a Production Interval may propose Rework or Sidetrack operations within that Production Interval, or to permanently plug and abandon that Production Interval in a well; however, no Production Interval in a well shall be abandoned without the unanimous approval of the Participating Parties in the Production Interval. If a proposal, estimated to exceed the amount specified in Article 8.2 (Authorization), is made to Rework or Sidetrack a Production Interval, the unanimous approval of the Parties owning an interest in the Production Interval shall be required to conduct the operation. A proposal to Rework an interval, other than a Production Interval, shall be made and approved in accordance with Article 11.5 (Operations by Fewer Than All Parties).

13.7   Operations Utilizing a Non-consent Platform and/or Development Facilities

       Except as otherwise provided in Article 12.4 (Rights to Take in Kind) and this Article 13.7, if applicable, a Party that did not originally participate in a Platform and/or Development Facilities shall be a Non-participating Party for all operations utilizing the Platform and/or Development Facilities and shall be subject to Article 13.2 (Relinquishment of Interest). Notice, in accordance with Article 9 (Notices), shall be given to the Non-participating Party for all wells proposed to be drilled from or tied-back to the Non-consent Platform and/or handled by non-consent Development Facilities. If a Non-participating Party in a Non-consent Platform and/or Development Facilities desires to participate in the drilling of any such well proposed by the Participating Parties in the Platform and/or Development Facilities, the Non-participating Party desiring to join in the proposed well shall first pay the Participating Parties in the Platform and/or Development Facilities its proportionate share of the cost of the Platform and/or Development Facilities, including, but not limited to, costs of material, fabrication, transportation, and installation plus any remaining amounts to be recouped under Article 13.2.1(b). The Non-participating Party shall remit payment to Operator and Operator



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


       shall (a) reimburse the Participating Parties in the Platform and/or Development Facilities in the same proportions they are sharing in the Platforms and/or Development Facilities recoupment account, and (b) credit the applicable payout account. Upon payment of that amount, the original Non-participating Party shall become an owner and a Participating Party in the Platform and/or Development Facilities in the same manner as if recoupment had occurred under Article 13.2.1 (Production Reversion Recoupment), and may participate in all future wells drilled from or tied back to the Platform. As to well operations conducted from the Platform and/or Development Facilities prior to payment under this Article 13.7, the original Non-participating Party shall remain a Non-participating Party in such Non consent Operations until such time as the entire recoupment balance applicable to all such Non consent Operations in the aggregate has occurred, as provided for in Articles 13.2.1 (a) and 13.2.1(d).

13.8   Discovery or Extension from Non-consent Drilling

       If a Non-consent Well (a) discovers a new Producible Reservoir or (b) extends an existing Producible Reservoir beyond its recognized boundaries,' as unanimously agreed by the Participating Parties in all existing wells currently producing from the existing Producible Reservoir before commencement of drilling operations, the recoupment of costs for the well shall be governed by Article 13.2 (Relinquishment of Interest) and shall be recovered by the Participating Parties in one of the following ways:

       (a) if the Non-consent Well is not completed and produced, recoupment shall be out of one half (1/2) of each Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Lease that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest; or

       (b) if the Non-consent Well is completed and produced, recoupment shall be out of the Non participating Party's Share of all Hydrocarbon production from the Non-consent Well and one-half (1/2) of the Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Lease that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest.

13.9   Allocation of Platform/Development Facilities Costs to Non-consent
       Operations

       In the event a well is drilled from or produced through a Platform or is produced through Development Facilities which are owned by the Participating Parties in different proportions than the ownership of the Non-consent well, the rights of the Participating Parties in such well and the costs to utilize such Platform or Development Facilities for such well shall be determined as follows:

       13.9.1 Investment Usage Fees

              The Participating Parties in such well shall pay to the Operator, for credit to the owners of the Platform and/or Development Facilities, a one-time usage fee for the right to use the Platform and/or Development Facilities. Such usage fees shall be determined in accordance with paragraphs (a) and (b) below:

              (a)    A fee for slot usage will be determined as follows:


                     (i) In the event the well uses a platform with well slots and such platform has no Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform.

                     (ii) In the event the well uses a Platform with well slots and such Platform has Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform attributable to well slot area, determined as follows:


                     Slot Usage Fee = (one platform slot divided by total
                       platform slots) x [(Total Cost of Platform - Any Cost of Development Facilities Included In the Total Cost of Platform) x Well Slot Area %]

                     Well Slot Area % = Deck Space Dedicated to Well Slots
                       divided by (Deck Space Dedicated to Well Slots + Deck Space Dedicated to Development Facilities)

                     The cost of Development Facilities [as used in Article
                     13.9.1 (a) and (b)] shall include the cost of design, material, fabrication, transportation, installation and modifications of such Development Facilities.

                     For purposes of calculating the slot usage fee [under
                     Article 13.9.1 (a) (i) or (ii)], the total cost of the Platform shall be reduced by 0.83333% per month, commencing on the first day of the month following the date the Platform was installed and continuing every month thereafter until the month actual drilling operations on such well is commenced; however, the total cost of the Platform shall not be reduced by more than forty percent (40%) of the total Platform costs. The cost of additions to the Platform shall be reduced in the same manner commencing the first day of the month after the addition is installed

                     If such well is abandoned, having never produced, the right of the Participating Parties in such well to utilize the

                     Platform slot through which such well was drilled shall terminate unless such Parties commence drilling a substitute well for the abandoned well through the same slot within ninety (90) days of the abandonment. If such substitute well is abandoned, having never produced, the right of the Participating Parties in such well to utilize the Platform slot through which such well was drilled shall terminate. No refund or credit of the slot usage fee shall be given or due if a subsequent well operation is conducted through the same slot or if that Platform slot is restored to a usable condition.

                     If subsequent Non-consent Operations (such as Workover, Recompletion, Deepening, or Sidetracking operations) are conducted in any wellbore where either all Parties to this agreement participated in the original well drilling costs or a previous Non-consent Operation was conducted, no slot usage fee shall be charged to the Participating Parties in the subsequent Non-consent Operation.


              (b) The Participating Parties in such well shall pay to the owners of the Development Facilities a sum equal to that portion of the total cost of such Development Facilities which the throughput volume of the Non-consent Operation bears to the total design throughput volume of the Development Facilities at the time such well is connected. Throughput volume shall be estimated by the Operator using an average daily volume of the first three months of production from the Non consent Operation.


              The Total Cost of Development Facilities shall include the cost of design, material, fabrication, transportation, installation and modifications of Development Facilities plus that portion of the cost of the Platform attributable to Development Facilities Area. The Development Facilities Usage Fee shall be based on the following:

              Development Facilities Usage Fee =Total Cost of Development
                Facilities x Throughput Volume of Non-consent Well divided by Total Design Throughput of Facilities

              Total Cost of Development Facilities = Cost of Development
                Facilities + [(Total Cost of Platform - Any Cost of Development Facilities Included In the Total Cost of Platform) x Development Facilities Area %]

              Development Facilities Area % = Deck Space Dedicated to
                Development Facilities divided by (Deck Space Dedicated to Well Slots + Deck Space Dedicated to Development Facilities)

              For purposes of calculating the Development Facilities usage fee, the total cost of the Development Facilities, shall be reduced by 0.83333% per month, commencing from the first day of the month following the date when the Development Facilities where installed and continuing every month thereafter until the first day of the month during which production from the Non-consent Operation is commenced; however, the total cost of the Development Facilities shall not be reduced more than forty percent (40%). If modifications, expansions or additions to the Development Facilities are made after commencing first production and prior to the connection of the Non-consent Operation to the Development Facilities, such Development Facilities investment shall be reduced in the same manner as described above, from the first day of the month the Development Facilities modification, expansion or addition is completed until the first day of the month during which production from the Non-consent Operation is commenced. If modifications, expansions or additions are made to the Development Facilities after connection of the Non-consent Well which benefit the Non-consent Well, such costs shall be shared by the Non-consent Well based on that portion which the throughput volume of the Non-consent Well bears to the total design throughput volume of the Development Facilities at the time of completion of such modification, expansion or addition. The Non-consent well's throughput volumes shall be determined in the same manner as described above.

              Payment of sums under this Article 13.9.1 is not a purchase of an additional interest in the Platform or the Development Facilities. Such payment shall be included in the total amount that the Participating Parties are entitled to recoup out of Hydrocarbon production from the Non-consent Well.

       13.9.2 Operating and Maintenance Charges

              The Participating Parties shall pay all costs necessary to connect a Non-consent Well to the Platform and/or Development Facilities and that proportionate part of the costs of operating and maintaining the Platform and/or Development Facilities applicable to the Non-consent Well. Platform operating and maintenance costs that are costs not directly attributable to a wellbore shall be allocated equally to all actively producing Completions. Operating and maintenance costs for the Development Facilities shall be allocated on a volume throughput basis, that is, in the proportion that the volume throughput of the well bears to the total volume throughput of all wells connected to the Development Facilities. Operating and maintenance expense for support facilities (e.g., electrical systems and living quarters which do not handle production) shall be allocated by applying a usage basis appropriate for that support facility.

13.10  Allocation of Costs Between Zones

       Except as provided in Article 10.9 (Wells Proposed Below Deepest Producible Reservoir), if for any reason the Participating Interests of the Parties in a well are not the same for the entire depth or the Completion thereof, the costs of drilling, Completing, and equipping the well shall be allocated in an equitable manner, as agreed by the Parties, based on the value and allocation recommended in the applicable COPAS Guideline, as amended from time to time.

13.11  Lease Maintenance Operations

       An operation proposed within the last six (6) months of the primary term or, subsequent thereto, an operation proposed to perpetuate the Lease or portion thereof at its expiration date or otherwise, including, but not limited to, well operations, regulatory relief (for example, course of action necessary to satisfy the statutory or regulatory requirements of the governmental authority having jurisdiction), and other Lease operations, shall be deemed to be a "Lease Maintenance Operation." To invoke this Article 13.11, a notice or AFE that proposes an operation must state that the proposed operation is a Lease Maintenance Operation.

       13.11.1 Participation in Lease Maintenance Operations

              A Party may propose a Lease Maintenance Operation by giving notice to the other Parties. If fewer than all Parties elect to participate in the proposed Lease Maintenance Operation, the proposing Party shall notify the Parties of the elections made. Each Party electing not to participate shall then have a second opportunity to participate in the proposed operation by notifying the other Parties of its election within forty-eight (48) hours after receipt of the notice. A Lease Maintenance Operation shall not require minimum approval, either of the number of Parties or the percentage of the voting interests of the Parties otherwise required in Article 6.1.2 (Vote Required). For a Lease Maintenance Operation to be conducted, the Participating Parties must agree to pay and bear one hundred percent (100%) of the costs and risks of the operation. If more than one Lease Maintenance Operation is proposed, the operation with the greatest percentage approval shall be conducted. Notwithstanding the recoupment provisions of this Agreement, a Party electing not to participate in a well operation proposed as a Lease Maintenance Operation shall promptly assign, effective as of the date the operation commences, to the Participating Parties all of its right, title, and interest in and to that portion of the Lease that would otherwise expire and the property and equipment attributable thereto, in accordance with
              Article 26 (Successors, Assigns, [and Preferential Rights]). If more than one Lease Maintenance Operation is proposed and there is a tie between two proposed operations, both operations shall be conducted and the costs and risks of conducting both operations shall be paid and borne by the Participating Parties. If the drilling of a well is undertaken as a Lease Maintenance Operation, further operations conducted by the Participating Parties in the well shall be governed by Article 10.9 (Course of Action After Reaching Objective Depth) or Article 11.9 (Course of Action After Reaching Objective Depth), whichever applies. If more than one well operation is conducted, any of which would perpetuate the Lease or such portion thereof, an assignment shall not be required from a Party participating in any such well operation.

       13.11.2 Accounting for Non-participation

              If after one (1) year from completion of a well operation conducted as a Lease Maintenance Operation, the Lease or portion thereof is being perpetuated by a Lease Maintenance Operation, as provided in Article 13.11.1 (Participation in Lease Maintenance Operations), Operator shall render a final statement, if applicable, to the assigning Party for its share of all expenses attributed to the assigned interest before the effective date of the assignment, plus any credit or deficiency in salvage value calculated under Article 15.3.1 (Prior Expenses). The assigning Party shall settle any deficiency owed the non-assigning Parties within thirty (30) days after receipt of Operator's statement.

13.12  Non-Consent Premiums

       A non-consent premium paid by a Non-Participating Party to the Participating Parties shall be allocated to the Participating Parties based on their original Participating Interest share in the Nonconsent Operation which generated the non-consent premium.


                                   ARTICLE 14

                        ABANDONMENT, SALVAGE, AND SURPLUS


14.1   Platform Salvage and Removal Costs

       When the Parties owning wells, Platforms and/or Development Facilities unanimously agree to dispose of the wells, Platforms and/or Development Facilities, it shall be disposed of by Operator in the time and manner approved by the Parties. The costs, risks, and net proceeds, if any, for the disposal shall be shared by the Parties in proportion to their Participating Interests therein.

14.2   Abandonment of Platforms, Development Facilities or Wells

       Except as provided in Article 10 (Exploratory Operations) and Article 11(Development Operations), a Participating Party may propose the abandonment of a Platform and Development Facilities or wells by notifying the other Participating Parties. No Platform and Development Facilities or wellbore shall be abandoned without the unanimous approval of the Participating Parties. If the Participating Parties do not approve abandoning the Platform and Development Facilities or wells, the Operator shall prepare a statement of the abandoning Party's share of estimated abandonment costs, less its share of estimated salvage value, as determined by the Operator pursuant to Exhibit "C". The Party desiring to abandon it shall pay the Operator, on behalf of the Participating Parties for that Party's share of the estimated abandonment costs, less its share of estimated salvage value, within thirty (30) days after receipt of the Operator's statement. If an abandoning Party's respective share of the estimated salvage value is greater than its share of the estimated costs, Operator, on behalf of the Participating Parties, shall pay a sum equal to the deficiency to the abandoning Party within thirty (30) days after the abandoning Party's receipt of the Operator's statement.

14.3   Assignment of Interest.

       Each Participating Party desiring to abandon a Platform and Development Facilities or wells under Article 14.2 (Abandonment of Platforms, Development Facilities or Wells) shall assign, effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in the Platform and Development Facilities or wells and the equipment therein and its ownership in the Hydrocarbon production from the wells. A Party so assigning shall be relieved from further liability for the Platform and Development Facilities or wells, except liability for payments under
       Article 14.2 (Abandonment of Platforms, Development Facilities or Wells).

14.4   Abandonment Operations Required by Governmental Authority

       A well abandonment or Platform and Development Facilities removal required by a governmental authority having jurisdiction shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning the well or Platform and Development Facilities in proportion to their Participating Interests therein. No approval by the Parties will be necessary for Operator to proceed with the government required well abandonment, or Platform and Development Facilities removal. The Operator shall provide the Parties with an informational AFE prior to commencing such an abandonment or removal.

14.5   Disposal of Surplus Material

       Material and equipment acquired hereunder may be classified as surplus by Operator when deemed no longer needed in present or foreseeable operations. Operator shall determine the value and cost of disposing of the materials in accordance with Exhibit "C". If the material is classified as junk or if the value, less cost of disposal, is less than or equal to one-hundred thousand Dollars ($100,000), Operator shall dispose of the surplus materials in any manner it deems appropriate. If the value, less the cost of disposal of the surplus material, is greater than one-hundred thousand Dollars ($100,000), Operator shall give written notice thereof to the Parties owning the material. Unless purchased by Operator, the surplus material shall be disposed of in accordance with the method of disposal approved by the Parties owning the material. Proceeds from the sale or transfer of surplus material shall be promptly credited to each Party in proportion to its ownership of the material at the time of retirement or disposition.








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


                              ARTICLE 15 WITHDRAWAL


15.1   Right to Withdraw

       Subject to this Article 15.1, any Party may withdraw from this Agreement as to one or more Leases (the "Withdrawing Party") by giving prior written notice to all other Parties stating its decision to withdraw ("the withdrawal notice"). The withdrawal notice shall specify an effective date of withdrawal that is at least thirty (30) days, but not more than one-hundred twenty (120) days, after the date of the withdrawal notice. Within thirty (30) days of receipt of the withdrawal notice, the other Parties may join in the withdrawal by giving written notice of that fact to the Operator ("written notice to join in the withdrawal") and upon giving written notice to join in the withdrawal are "Other Withdrawing Parties". The withdrawal notice and the written notice to join in the withdrawal are unconditional and irrevocable offers by the Withdrawing Party and the Other Withdrawing Parties to convey to the Parties who do not join in the withdrawal ("the Remaining Parties") the Withdrawing Party's and the Other Withdrawing Parties' entire Working Interest in all of the Lease or Leases, Hydrocarbon production, and other property and equipment owned under this Agreement.

15.2   Response to Withdrawal Notice

       Failure to respond to a withdrawal notice is deemed a decision not to join in the withdrawal.

       15.2.1 Unanimous Withdrawal

              If all the other Parties join in the withdrawal,

              (a)    no assignment of Working Interests shall take place;

              (b) subject to Article 14.4, no further operations may be conducted under this Agreement unless agreed to by all Parties;

              (c) the Parties shall abandon all activities and operations within the Lease and relinquish all of their Working Interests to the MMS within fifteen (15) days of the conclusion of the thirty (30) day joining period; and

              (d) notwithstanding anything to the contrary in Article 14 (Abandonment, Salvage and Surplus), the Operator shall:

                     1) furnish all Parties a detailed abandonment plan, if applicable, and a detailed cost estimate for the abandonment within thirty (30) days after the conclusion of the thirty (30) day joining period; and

                     2) cease operations and begin to permanently plug and abandon all wells and remove all Facilities in accordance with the abandonment plan.


       15.2.2 No Additional Withdrawing Parties

              If none of the other Parties join in the withdrawal, then the Remaining Parties must accept an assignment of their Participating Interest share of the Withdrawing Party's Working Interest.


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


       15.2.3 Acceptance of the Withdrawing Parties' Interests.

              If one or more but not all of the other Parties join in the withdrawal and become Other Withdrawing Parties, then within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of the conclusion of the thirty (30) day joining period, each of the Remaining Parties shall submit to the Operator a written rejection or acceptance of its Participating Interest share of the Withdrawing Party's and Other Withdrawing Parties' Working Interest. Failure to make that written rejection or acceptance shall be deemed a written acceptance. If the Remaining Parties are unable to select a successor Operator, if applicable, or if a Remaining Party submits a written rejection and the other Remaining Parties do not agree to accept one-hundred percent (100%) of the Withdrawing Party's and Other Withdrawing Parties' Working Interest within ten (10) days of the conclusion of the forty-eight (48) hour period to submit a written rejection or acceptance, the Remaining Parties will be deemed to have joined in the withdrawal, and Article 15.2.1 (Unanimous Withdrawal) will apply.

       15.2.4 Effects of Withdrawal

              Except as otherwise provided in this Agreement, after giving a withdrawal notice or a written notice to join in the withdrawal, the Withdrawing Party and Other Withdrawing Parties are not entitled to approve or participate in any activity or operation in the Lease, other than those activities or operations for which they retain a financial responsibility. The Withdrawing Party and Other Withdrawing Parties shall take all necessary steps to accomplish their withdrawal by the effective date referred to in
              Article 15.1 (Right to Withdraw) and shall execute and deliver to the Remaining Parties all necessary instruments to assign their Working Interest to the Remaining Parties. A Withdrawing Party and Other Withdrawing Parties shall bear all expenses associated with their withdrawal and the transfer of their Working Interest.

15.3   Limitation Upon and Conditions of Withdrawal

       15.3.1 Prior Expenses

              The Withdrawing Party and Other Withdrawing Parties remain liable for their Participating Interest share of the costs of all activities, operations, rentals, royalties, taxes, damages, Hydrocarbon imbalances, or other liability or expense accruing or relating to (i) obligations existing as of the effective date of the withdrawal, (ii) operations conducted before the effective date of the withdrawal, (iii) operations approved by the Withdrawing Party and Other Withdrawing Parties before the effective date of the withdrawal, or (iv) operations commenced by the Operator under one of its discretionary powers under this

              Agreement before the effective date of the withdrawal. Before the effective date of the withdrawal, the Operator shall provide a statement to the Withdrawing Party and Other Withdrawing Parties for (1) their respective shares of all identifiable costs under this Article 15.3.1 and (2) their respective Participating Interest shares of the estimated current costs of plugging and abandoning all wells and removing all Platforms, Development Facilities, and other materiel and equipment owned by the Joint Account, less their respective Participating Interest Shares of the estimated salvage value of the assets at the time of abandonment, as approved by vote. This statement of expenses, costs, and salvage value shall be prepared by the Operator under Exhibit "C". Before withdrawing, the Withdrawing Party and Other Withdrawing Parties shall either pay the Operator, for the benefit of the Remaining Parties, the amounts allocated to them as shown in the statement, or provide security satisfactory to the Remaining Parties for all obligations and liabilities they have incurred and all obligations and liabilities attributable to them before the effective date of the withdrawal. All liens, charges, and other encumbrances, including but not limited to overriding royalties, net profits interest and production payments, which the Withdrawing Party and Other Withdrawing Parties placed (or caused to be placed) on their Working Interest shall be fully satisfied or released prior to the effective date of its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to those liens, charges, and other encumbrances).


       15.3.2 Confidentiality

              The Withdrawing Party and Other Withdrawing Parties will continue to be bound by the confidentiality provisions of Article 7.3 (Confidentiality) after the effective date of the withdrawal but will have no further access to technical information relating to activities or operations under this Agreement. The Withdrawing Party and Other Withdrawing Parties are not required to return to the Remaining Parties Confidential Data acquired prior to the effective date of the withdrawal.

       15.3.3 Emergencies and Force Majeure

              No Party may withdraw during a Force Majeure or emergency that poses a threat to life, safety, property or the environment but may withdraw from this Agreement after termination of the Force Majeure or emergency. The Withdrawing Party and Other Withdrawing Parties remain liable for their share of all costs and liabilities arising from the Force Majeure or emergency, including but not limited to the drilling of relief wells, containment and cleanup of oil spills and pollution, and all costs of debris removal made necessary by the Force Majeure or emergency.

                                   ARTICLE 16

                     RENTALS, ROYALTIES, AND OTHER PAYMENTS


16.1   Overriding Royalty and Other Burdens

       If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, Hydrocarbon production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor's royalty and other burdens listed in Exhibit "A", the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If a Party becomes entitled to an assignment under this Agreement, or as a result of Non-consent Operations hereunder becomes entitled to receive a relinquished interest, as provided in Article 13.2 (Relinquishment of Interest), otherwise belonging to a Non-participating Party whose Working Interest in the operations is so burdened or encumbered, the Party entitled to receive the assignment from the Non-participating Party or the relinquished interest of the Non-participating Party's Hydrocarbon production shall receive same free and clear of all such burdens and encumbrances, and the Non-participating Party whose interest is subject to the burdens and encumbrances shall hold the Participating Parties harmless for the burdens and encumbrances, and will bear same at its own expense.

16.2   Subsequently Created Interest

       Notwithstanding anything in this Agreement to the contrary, if a Party, after execution of this Agreement, creates an overriding royalty, Hydrocarbon production payment, net profits interest, carried interest, or any other interest out of its Working Interest which the Parties do not unanimously agree to list on Exhibit "A", (hereinafter called "Subsequently Created Interest"), the Subsequently Created Interest shall be made specifically subject to this Agreement. If the Party owning the interest from which the Subsequently Created Interest was established fails to pay, when due, its share of costs, and if the proceeds from the sale of Hydrocarbon production under Article 8.6 (Security Rights) are insufficient for that purpose, or elects to abandon a well, or elects to relinquish its interest in the Lease, the Subsequently Created Interest shall be chargeable with a pro rata portion of all costs in the same manner as if the Subsequently Created Interest were a Working Interest, and Operator may enforce against the Subsequently Created Interest the lien and other rights granted or recognized under this Agreement to secure and enforce collection of costs chargeable to the Subsequently Created Interest. The rights of the owner of the Subsequently Created Interest shall be, and hereby are, subordinated to the rights granted or recognized by Article 8.6 (Security Rights).



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16.3   Payment of Rentals and Minimum Royalties

       Operator shall pay in a timely manner, for the joint account of the Parties, all rental, minimum royalties, and other similar payments accruing under the Lease and shall, on request, submit evidence of each such payment to the Parties. Operator shall not be held liable to the other Parties in damages for loss of the Lease or interest therein if, through mistake or oversight, a rental, minimum royalty, or other payment is not paid or is erroneously paid. The loss of a Lease or interest therein resulting from the Operator's failure to pay, or erroneous payment of rental or minimum royalty shall be a joint loss, and there shall be no readjustment of interests. For Hydrocarbon production delivered in kind by Operator to a Non-operator or to another for the account of a Non-operator, the Non-operator shall provide Operator with information about the Non-operator's proceeds received or the value of the Hydrocarbon production taken in kind in order that Operator may make payments of minimum royalties due.

16.4   Non-participation in Payments

       A Party that desires not to pay its share of a rental, minimum royalty, or similar payment shall notify the other Parties in writing at least sixty (60) days before the payment is due. Operator shall then make the payment for the benefit of the Parties that do desire to maintain the Lease. In such event, the Non-participating Party shall assign to the Participating Parties, upon their request, the portions of its interest in the Lease maintained by the payment. The assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. The assignment shall be made in accordance with Article 27 (Successors, Assigns, and Preferential Rights).

16.5   Royalty Payments

       Each Party shall be responsible for and shall separately bear and properly pay or cause to be paid all royalty and other amounts due on its share of Hydrocarbon production taken in accordance with state or federal regulations, as may be amended from time-to-time. Adjustments shall be made among the Parties in accordance with Exhibit "E" (Gas Balancing Agreement). During a period when Participating Parties in a Non-consent Operation are receiving a Non-participating Party's share of Hydrocarbon production, the Participating Parties shall bear and properly pay, or cause to be paid, the Lease royalty on the Hydrocarbon production taken, and shall hold the Nonparticipating Parties harmless from liability for the payment.

                                   ARTICLE 17

                                      TAXES


17.1   Property Taxes

       Operator shall render property covered by this Agreement for ad valorem taxation, if applicable, and shall pay the property taxes for the benefit of each Party. Operator shall charge each Party its



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       share of the tax payments. If the ad valorem taxes are based in whole or in part upon separate valuations of each Party's Working Interest, then notwithstanding anything in this Agreement to the contrary, each Party's share of property taxes shall be in proportion to the tax value generated by that Party's Working Interest.

17.2   Contest of Property Tax Valuation

       Operator shall timely and diligently protest to a final determination each tax valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and the interest, penalties, and costs accrued as a result of the protest. In either event, Operator shall charge each Party its share of any amounts due, and each Party shall be responsible for reimbursing Operator for any such amounts paid.

17.3   Production and Severance Taxes

       Each Party shall pay, or cause to be paid, all production and severance taxes due on Hydrocarbon production that it receives under this Agreement.

17.4   Other Taxes and Assessments

       Operator shall pay other applicable taxes (other than income taxes, excise taxes, or other similar types of taxes) or assessments and charge each Party its share. ARTICLE 18

                                    INSURANCE

18.1   Insurance

       Operator shall provide and maintain the insurance prescribed in Exhibit "B" and charge those costs to the Joint Account. No other insurance shall be carried for the benefit of the Parties under this Agreement, except as- provided in Exhibit "B".

18.2   Bonds

       Operator shall obtain and maintain all bonds or financial guarantees required by an applicable law, regulation or rule. The costs of those bonds or financial guarantees acquired exclusively for the conduct of activities and operations under this Agreement shall be charged to the Joint Account, including an amount equivalent to the reasonable cost of that bond or financial guarantee if Operator provides that bond or guarantee itself and does not engage a third party to do so. Operator shall require all contractors to obtain and maintain all bonds required by an applicable law, regulation or rule.




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                                   ARTICLE 19

                         LIABILITY, CLAIMS, AND LAWSUITS


19.1   Individual Obligations

       The obligations, duties, and liabilities of the Parties under this Agreement are several, not joint or collective. Nothing in this Agreement shall ever be construed as creating a partnership of any kind, joint venture, agency relationship, association, or other character of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties shall not be considered to be fiduciaries or to have established a confidential relationship, except as specifically provided in Article 7.3 (Confidentiality) and Article 7.4 (Limited Disclosure), but rather shall be free to act at arm's length in accordance with their own respective self-interests. Each Party shall hold all other Parties harmless from liens and encumbrances on the Lease arising as a result of its acts.

19.2   Notice of Claim or Lawsuit

       If, on account of a matter involving activities or operations under this Agreement, or affecting the Lease, a claim is made against a Party, or if a party outside of this Agreement files a lawsuit against a Party, or if a Party files a lawsuit, or if a Party receives notice of a material administrative or judicial hearing or other proceeding, that Party shall give written notice of the claim, lawsuit, hearing, or proceeding ("Claim") to the other Parties as soon as reasonably practicable.

19.3   Settlements

       The Operator may settle a Claim, or multiple Claims arising out of the same incident, involving activities or operations under this Agreement or affecting the Lease, if the aggregate expenditure does not exceed Fifty Thousand Dollars ($50,000) and if the payment is in complete settlement of these Claims. If the amount required for settlement exceeds this amount, the Parties shall determine the further handling of the Claims under Article 19.4 (Defense of Claims and Lawsuits).

19.4   Defense of Claims and Lawsuits

       The Operator shall supervise the handling, conduct, and prosecution of all Claims involving activities or operations under this Agreement or affecting the Lease. Claims may be settled in excess of the amount specified in Article 19.3 (Settlements) if the settlement is approved by vote in accordance with Article 6.1.2 of the Participating Parties in the activity or operation out of which the Claim arose, but a Party may independently settle a Claim or the portion of a Claim which is attributable to its Participating Interest share alone as long as that settlement does not directly adversely affect the interest or rights of the other Participating Parties. Charges for services performed by the legal staff of a Party shall be made in accordance with Exhibit "C", but all other expenses incurred by the Operator in the prosecution or defense of Claims for the Parties, together with the amount paid to discharge a final judgment, are costs and shall be paid by the Parties in proportion to their Participating Interest share in the activity or operation out of



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       which the Claim arose. The employment of outside counsel, but not the selection of that counsel, requires approval by vote of the Participating Parties in the activity or operation out of which the Claim arose. If the use of outside counsel is approved, the fees and expenses incurred as a result thereof shall be charged to the Parties in proportion to their Participating Interest share in the activity or operation out of which that Claim arose. Each Party has the right to hire its own outside counsel at its sole cost with respect to its own defense.

19.5   Liability for Damages

       UNLESS SPECIFICALLY PROVIDED OTHERWISE IN THIS AGREEMENT, LIABILITY FOR LOSSES, DAMAGES, COSTS, EXPENSES OR CLAIMS INVOLVING ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT OR AFFECTING THE LEASE WHICH ARE NOT COVERED BY OR IN EXCESS OF THE INSURANCE CARRIED FOR THE JOINT ACCOUNT SHALL BE BORNE BY EACH PARTY IN PROPORTION TO ITS PARTICIPATING INTEREST SHARE IN THE ACTIVITY OR OPERATION OUT OF WHICH THAT LIABILITY ARISES, EXCEPT TO THE EXTENT LIABILITY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, IN WHICH CASE THAT PARTY SHALL BE SOLELY RESPONSIBLE FOR LIABILITY RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

19.6   Indemnification for Non-Consent Operations

       TO THE EXTENT ALLOWED BY LAW, THE PARTICIPATING PARTIES WILL HOLD THE NON-PARTICIPATING PARTIES (AND THEIR AFFILIATES, AGENTS, INSURERS, DIRECTORS, OFFICERS, AND EMPLOYEES) HARMLESS AND RELEASE, DEFEND, AND INDEMNITY THEM AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, REGULATORY DECREES, AND LIENS FOR ENVIRONMENTAL POLLUTION AND PROPERTY DAMAGE OR PERSONAL INJURY, INCLUDING SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF NON-CONSENT OPERATIONS, AND ANY LOSS AND COST SUFFERED BY A NON-PARTICIPATING PARTY AS AN INCIDENT THEREOF, EXCEPT WHERE THAT LOSS OR COST RESULTS FROM THE SOLE, CONCURRENT, OR JOINT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THAT NON-PARTICIPATING PARTY, IN WHICH CASE EACH PARTY SHALL PAY OR CONTRIBUTE TO THE SETTLEMENT OR SATISFACTION OF JUDGMENT IN THE PROPORTION THAT ITS NEGLIGENCE, FAULT OR STRICT LIABILITY CAUSED OR CONTRIBUTED TO THE INCIDENT. IF AN INDEMNITY IN THIS AGREEMENT IS DETERMINED TO VIOLATE LAW OR PUBLIC POLICY, THAT INDEMNITY SHALL THEN BE ENFORCEABLE ONLY TO THE MAXIMUM EXTENT ALLOWED BY LAW.








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19.7   Damage to Reservoir, Loss of Reserves and Profit

       NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, OTHER THAN ARTICLES 10.8.6 AND 11.8.6, IF SELECTED, NO PARTY IS LIABLE TO ANY OTHER PARTY FOR DAMAGE TO A RESERVOIR, LOSS OF HYDROCARBONS, LOSS OF PROFITS, OR OTHER CONSEQUENTIAL DAMAGES, DAMAGES FOR BUSINESS INTERRUPTION, OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT THAT THE DAMAGE OR LOSS ARISES FROM A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN WHICH CASE THAT PARTY SHALL BE SOLELY RESPONSIBLE FOR DAMAGE OR LOSS ARISING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; NOR DOES A PARTY INDEMNIFY ANY OTHER PARTY FOR THAT DAMAGE OR LOSS.

19.8   Non-Essential Personnel

       A NON-OPERATOR THAT REQUESTS TRANSPORTATION OR ACCESS TO A DRILLING RIG, PLATFORM, VESSEL, OR OTHER FACILITY USED FOR ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT SHALL HOLD THE OTHER PARTIES HARMLESS AND SHALL RELEASE, DEFEND, AND INDEMNIFY THEM AGAINST (I) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR PROPERTY DAMAGE AND (Il) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR ANY LOSS OR COST SUFFERED BY A PARTY AS AN INCIDENT THEREOF, INCLUDING, BUT NOT LIMITED TO, INJURY, SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF THAT TRANSPORTATION OR ACCESS, OR BOTH, EXCEPT TO THE EXTENT THAT LOSS OR COST RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SO INDEMNIFIED AND PROTECTED.

19.9   Dispute Resolution Procedure

       Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement or an activity or operation conducted under this Agreement shall be resolved under the Dispute Resolution Procedure in Exhibit "H" to this Agreement.



                                   ARTICLE 20

                           INTERNAL REVENUE PROVISION


20.1   Internal Revenue Provision

       Notwithstanding any provision in this Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that the Agreement and the activities and operations under this Agreement do not constitute a partnership under state law, each Party elects to be excluded from the application of all or any part



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       of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal
       Revenue Code of 1986, as amended, or similar provisions of applicable state laws regardless of whether for federal income tax purposes this Agreement and the activities and operations under this Agreement are regarded as a partnership.


                                   ARTICLE 21

                                  CONTRIBUTIONS

21.1   Notice of Contributions Other Than Advances for Sale of Production

       Each Party shall promptly notify the other Parties of all offers of contributions that it may obtain, or contributions it is attempting to obtain, for the drilling of a well or the conducting of an operation on the Lease. Payments received as consideration for entering into a contract for the sale of Hydrocarbon production from the Lease, loans, and other financial arrangements shall not be considered contributions for the purpose of this Article 21. No Party shall release or obligate itself to release Confidential Data in return for a contribution from a third party without prior written consent of the Participating Parties or Parties having the right to participate in the well.

21.2   Cash Contributions

       If a Party receives a cash contribution for drilling a well on the Lease or conducting an activity or operation on the Lease, the cash contribution shall be paid to Operator, and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interests in the well or the Platform and/or Development Facilities. If the well is a Non-consent Well, the amount of the contribution shall be deducted from the cost specified in Article 13.2.1(a) before computation of the amount to be recouped out of Hydrocarbon production.

21.3   Acreage Contributions

       If a Party receives an acreage contribution for the drilling of a well on the Lease, the acreage contribution shall be shared by each Participating Party that accepts it in proportion to its Participating Interest in the well. As between the Participating Parties, this Agreement shall apply separately to the acreage.








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                                   ARTICLE 22

                            DISPOSITION OF PRODUCTION


22.1   Take-in-Kind Facilities

       Subject to Article 22.2, a Party may, at its sole cost and risk, construct Take-in-Kind Facilities to take its share of Hydrocarbon production in kind.

22.2   Duty to Take in Kind

       Each Party shall own and, at its own cost and risk, shall take in kind or separately dispose of its share of the oil, gas, and condensate produced and saved from the Lease, exclusive of Hydrocarbon production used by Operator in activities or operations conducted under this Agreement, subject to this Article 22. In order to avoid interference with operations on or regarding the Platform, the Development Facilities, and the Lease, a Party exercising its right to construct Take-in Kind Facilities ("the Take in Kind Party) shall provide the Operator with a list of equipment it deems necessary for its Take in Kind Facilities ("the components") along with its notice informing the Operator of its election to take in kind. If the Operator agrees to install and operate the Take-in Kind Facilities, the Operator shall purchase the components and install it on behalf of the Take in Kind Party at the Take in Kind Party's sole risk and cost, including, but not limited to, any fees, penalties or other costs incurred as a result of any cancellation of placed orders as may be requested by the Take in Kind Party. The Operator shall provide the Take in Kind Party with monthly updates on the progress of the ordering and installation of the Take in Kind Facilities. The Operator, based on the instructions of Take in Kind Party, shall install and operate all of the components. The Operator shall not be responsible for any losses or damages to the components or the Take in Kind Party's Hydrocarbon production metered, treated, processed or transported by the components unless such losses or damages are the result of the Operator's gross negligence or willful misconduct. If the Operator refuses or fails to install the Take-in Kind Facilities by thirty (30) days prior to the deadline provided in Section 12.4, the Take in Kind Party shall have the right to install and operate the Take-in Kind Facilities providing that such operations do not interfere with existing operations or proposed operations that have been approved under terms of this Agreement.

22.3   Failure to Take Oil and Condensate in Kind

       Notwithstanding Article 22.2 (Duty to Take in Kind), if a Party fails to take in kind or dispose of its share of the oil or condensate, Operator shall have the right, but not the obligation, subject to revocation at will by the Party owning the Hydrocarbon production, to purchase for its own account, sell to others, or otherwise dispose of all or part of the Hydrocarbon production at the same price at which Operator calculates and pays lessor's royalty on its own portion of the oil or condensate. Operator shall notify the non-taking Party when the option is exercised. A purchase or sale by Operator of any other Party's share of the oil or


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       condensate shall be for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall a contract be for a period in excess of one (1) year.
       Proceeds of the oil or condensate purchased, sold, or otherwise disposed of by Operator under this Article 22.3 shall be paid to the Party that had, but did not exercise, the right to take in kind and separately dispose of the oil or condensate. Operator, in disposing of another Party's oil or condensate, shall not be responsible for making any filing with regulatory agencies not required by law to be made by it in respect to another Party's share of oil or condensate. Unless required by governmental authority having jurisdiction or by judicial process, no Party shall be forced to share an available market with a non-taking Party.

22.4   Failure to Take Gas in Kind

       Article 22.3 (Failure to Take Oil and Condensate in Kind) shall not apply to gas produced from the Lease. In no event shall Operator be responsible for, or obligated to dispose of, another Party's, share of gas production. If for any reason a Party fails to take or market its full share of gas as produced, that Party may later take, market, or receive a cash accounting for its full share in accordance with Exhibit "E".

22.5   Expenses of Delivery in Kind

       A cost that is incurred by Operator in making delivery of a Party's share of Hydrocarbons or disposing of same shall be paid by the Party.



                                   ARTICLE 23

                                 APPLICABLE LAW


23.1   Applicable Law

       THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER FEDERAL LAWS AND LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REFER THE MATTER TO THE LAWS OF ANOTHER JURISDICTION.








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                                   ARTICLE 24

                    LAWS, REGULATIONS, AND NONDISCRIMINATION


24.1   Laws and Regulations

       This Agreement and operations under this Agreement are subject to all applicable laws, rules, regulations, and orders by all governmental authorities claiming jurisdiction now and in the future. A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed to have been modified accordingly.

24.2   Nondiscrimination

       In performing work under this Agreement, the Parties shall comply and Operator shall require each independent contractor to comply with the governmental requirements in Exhibit "D" and with Articles 202(1) to (7), inclusive of Executive Order 11246, as amended.


                                   ARTICLE 25

                                  FORCE MAJEURE

25.1   Force Majeure

       If a Party is unable, wholly or in part because of a Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, that Party shall give the other Parties prompt written notice of the Force Majeure with full particulars about it. Effective upon the date notice is given, the obligations of the Party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. Time is of the essence in the performance of this Agreement, and every reasonable effort will be made by the Party to avoid delay or suspension of any work or acts to be performed under this Agreement. The requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties. ARTICLE 26

                  SUCCESSORS, ASSIGNS, AND PREFERENTIAL RIGHTS

26.1   Transfer of Interest

       Except as provided in 26.1.1 (Exceptions to Transfer Notice), a Transfer of Interest shall be preceded by written notice to the Operator and the other Parties ("the transfer notice"). Any Transfer of Interest shall be made to a party financially capable of assuming the corresponding obligations under this Agreement. No Transfer of Interest shall release a Party from its obligations and liabilities under this Agreement, and the




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       security rights under Article 8.6 (Security Rights) shall continue to burden the Working Interest transferred and to secure the payment of those obligations and liabilities.

       26.1.1 Exceptions to Transfer Notice

              Notwithstanding any contrary provision of this Agreement, the transfer notice is not required when a Party proposes to mortgage, pledge, hypothecate or grant a security interest in all or a portion of its Working Interest (including Assignments of Hydrocarbon production executed as further security for the debt secured by that security device), any wells, Platforms, Development Facilities or other equipment. However, an encumbrance arising from the financing transaction shall be expressly made subject and subordinated to this Agreement.

       26.1.2 Effective Date of Transfer of Interest

              A Transfer of Interest becomes effective thirty (30) days after the day all Parties are in receipt of the transfer notice. No Transfer of Interest, other than those provided in Article 15.1 (Right to Withdraw) and Article 26.1.1 (Exceptions to Prior Written Notice), is binding upon the Parties unless and until (i) the assignor or assignee provides all remaining Parties with a photocopy of a fully executed Transfer of Interest, an executed MMS "Designation of Operator" form and a designation of oil spill responsibility form and (ii) evidence of receipt of all necessary approvals by the MMS. The Parties shall promptly undertake all reasonable actions necessary to secure those approvals and shall execute and deliver all documents necessary to effectuate that Transfer of Interest. All costs attributable to a Transfer of Interest are the sole obligation of the assigning Party.

       26.1.3 Form of Transfer of Interest

              Any Transfer of Interest shall incorporate provisions that the Transfer of Interest is subordinate to and made expressly subject to this Agreement and provide for the assumption by the assignee of the performance of all of the assigning Party's obligations under this Agreement. Any Transfer of Interest not in compliance with this provision is voidable by the non-assigning Parties.

       26.1.4 Warranty

              Any Transfer of Interest, vesting or relinquishment of Working Interest between the Parties under this Agreement shall be made without warranty of title. All liens, charges, and other encumbrances, including but not limited to overriding royalties, net profits interest and production payments, which a Party placed (or caused to be placed) on its Working Interest shall be fully satisfied or released prior to the effective date of a Transfer of Interest, vesting or relinquishment of Working Interest between that Party and another Party under this Agreement (unless the other Party is willing to accept the Working Interest subject to those liens, charges, and other encumbrances).





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26.2   Preferential Right to Purchase

       Any Transfer of Interest shall be subject to the following provisions:

       26.2.1 Notice of Proposed Transfer of Interest

              The transfer notice shall provide full information about the proposed Transfer of Interest, including, but not limited to, the name and address of the prospective assignee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the full consideration for the Transfer of Interest, and all other terms of the offer. In the case of a sale of oil and gas interests that includes all or part of the assigning Party's Working Interest, or if the proposed Transfer of Interest is structured as a like-kind exchange, the Working Interest that is subject to the Transfer of Interest shall be separately valued and the transfer notice shall state the monetary value attributed to the Working Interest by that prospective assignee. Article 26.2 (Preferential Right to Purchase) shall apply only to the Working Interest that is subject to the Transfer of Interest. '

       26.2.2 Exercise of Preferential Right to Purchase

              Within twenty (20) days from receipt of the transfer notice, each non-assigning Party may exercise its preferential right to purchase its Participating Interest share of the Working Interest offered (on the same terms and conditions, or on equivalent terms for a non-cash transaction as stated in the notice) without reservations or conditions by written notice of that fact to all of the Parties. If one or more non-assigning Parties, but not all non-assigning Parties, exercise their preferential right to purchase (the "Acquiring Parties"), then within fifteen (15) days of the termination of the twenty (20) day notice period set forth in the previous sentence, each Acquiring Party may exercise its preferential right to purchase its Participating Interest share of the Working Interest offered based on its Participating Interest share as a non-assigning Party or based on its Participating Interest share as an Acquiring Party. If within the fifteen (15) day notice period set forth in the previous sentence an Acquiring Party does not exercise its preferential right to purchase its Participating Interest share of the Working Interest offered based on its Participating Interest share as an Acquiring Party but does exercise its preferential right to purchase its Participating Interest share of the Working Interest offered based on its Participating Interest share as a non-assigning Party, then the other Acquiring Parties shall have ten (10) days in which to agree to pay the remainder of the full consideration for the Transfer of Interest and notify the assigning Party of that fact. If within the ten (10) day period set forth in the previous sentence the other Acquiring Parties do not agree to pay the remainder of the full consideration for the Transfer of Interest, or if the other Acquiring Parties do agree to pay the remainder of the full consideration for the Transfer of Interest but do not notify the assigning Party of the fact, the assigning Party shall be free to



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              complete the proposed conveyance on the terms disclosed in the notice. If the non assigning Parties or the Acquiring Parties agree to pay the full consideration for the Transfer of Interest and accept all of the other terms of the third party offer, the assigning Party shall transfer the Working Interest to the non-assigning Parties or Acquiring Parties who exercised their preferential right to purchase under this Article 26 (Successors, Assigns, and Preferential Rights). The Transfer of Interest shall be concluded within a reasonable time, but no later thirty (30) days after the applicable period in which the non assigning Parties or Acquiring Parties may exercise their preferential right to purchase. 26.2.3 Transfer of Interest Not Affected by the Preferential Right to Purchase Article 26.2 (Preferential Right to Purchase) shall not apply when a Party proposes to:

              (a) mortgage, pledge, hypothecate or grant a security interest in all or a portion of its Working Interest (including assignments of Hydrocarbon production executed as further security for the debt secured by that security device), or

              (b)    grant a net profits interest, or a production payment

              (c)    dispose of its Working Interest by:

                     (1)    a merger, reorganization, or consolidation;

                     (2) a Transfer of Interest of substantially all of a Party's exploration and production properties in the Gulf of Mexico; or

                     (3)    a Transfer of Interest to an Affiliate.

       26.2.4 Completion of Transfer of Interest

              If the proposed Transfer of Interest is not executed and fled of record with the MMS within three (3) months after receipt of the transfer notice by the non-assigning Parties, or if the terms of the proposed Transfer of Interest conveyance are materially altered, the proposed Transfer of Interest shall be deemed withdrawn, and the Working Interest included in the proposed Transfer of Interest shall again be governed by this Article 26.2 (Preferential Right to Purchase).


                                   ARTICLE 27

                            ADMINISTRATIVE PROVISIONS


27.1   Term

       This Agreement shall remain in effect so long as a Lease remains in effect and thereafter until (a) all wells have been abandoned and plugged or turned over to the Parties owning an interest in the Lease on which the wells are located; (b) all Platforms, Development Facilities, and equipment have been disposed by the Operator in accordance with Article 14 (Abandonment, Salvage, and Surplus); (c) all Claims as defined in
       Article 19 (Liability, Claims, and Lawsuits) have been settled or otherwise disposed of; and (d) there has been a final accounting and settlement by all Parties.



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       In accordance with Article 4.5 (Selection of Successor Operator), this
       Agreement will terminate if no Party is willing to become Operator, effective after all conditions in clauses (a) through (d) above have been completed. In accordance with Article 15.2.1 (Unanimous Withdrawal), this Agreement will terminate if all Parties elect to withdraw, effective after all conditions in clauses (a) through (d) above have been completed. Termination of this Agreement shall not relieve a Party of a liability or obligation accrued or incurred before termination and is without prejudice to all continuing confidentiality obligations or other obligations in this Agreement.

27.2   Waiver

       A term, provision, covenant, representation, warranty, or condition of this Agreement may be waived only by written instrument executed by the Party waiving compliance. The failure or delay of a Party in the enforcement or exercise of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Time is of the essence in the performance of this Agreement and all time limits shall be strictly construed and enforced.

27.3   Waiver of Right to Partition

       Each Party waives the right to bring an action for partition of its interest in the Lease, wells, Platform, Development Facilities, and other equipment held under this Agreement, and covenants that during the existence of this Agreement it shall not resort at any time to an action at law or in equity to partition any or all of the Leases and lands or personal property subject to this Agreement.

27.4   Compliance With Laws and Regulations

       This Agreement, and all activities or operations conducted by the Parties under this Agreement, are expressly subject to, and shall comply with, all laws, orders, rules, and regulations of all federal, state, and local governmental authorities having jurisdiction over the Lease.

       27.4.1 Severance of Invalid Provisions

              If, for any reason and for so long as, a clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under a present or future law (or interpretation thereof), the remainder of this Agreement will not be affected by that illegality or invalidity. An illegal or invalid provision will be deemed severed from this Agreement, as if this Agreement had been executed without the illegal or invalid provision. The surviving provisions of this Agreement will remain in full force and effect unless the removal of the illegal or invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void.

       27.4.2 Fair and Equal Employment

              Each of the Parties is an Equal Opportunity Employer, and the equal opportunity provisions of 30 CFR 270 and 41 CFR 60-1, as amended or modified, are incorporated in this Agreement by reference. The affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60-250) and the affirmative action clauses concerning employment of the handicapped (41 CFR 60-741) are also incorporated in this Agreement by reference. In performing work under this Agreement, the Parties shall comply with (and the Operator shall require each independent contractor to comply with) the governmental requirements in Exhibit "E" that pertain to non segregated facilities.

27.5   Construction and Interpretation of this Agreement

       27.5.1 Headings for Convenience

              Except for the definition headings in Article 2 (Definitions), all the table of contents, captions, numbering sequences, and paragraph headings in this Agreement are inserted for convenience only and do not define, expand or limit the scope, meaning, or intent of this Agreement.

       27.5.2 Article References

              Except as otherwise provided in this Agreement, each reference to an article of this Agreement includes all of the referenced article and its sub-articles.

       27.5.3 Gender and Number

              The use of pronouns in whatever gender or number is a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities, or groups thereof. Reference in this Agreement to the singular of a noun or pronoun includes the plural and vice versa.

       27.5.4 Future References

              A reference to a Party includes such Party's successors and assigns and, in the case of governmental bodies, persons succeeding to their respective functions and capacities.

       27.5.5 Currency

              Any amounts due or payable under this Agreement shall be paid in United States currency.

       27.5.6 Optional Provisions

              In the event that any "Optional" provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in regard to the subject matter of the "Optional" provision

       27.5.7 Joint Preparation

              This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties and shall not be construed for or against one Party or the other as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

       27.5.8 Integrated Agreement

              This Agreement contains the final and entire agreement of the Parties for the matters covered by this Agreement and, as such, supersedes all prior written or oral communications and agreements. This Agreement may not be modified or changed except by written amendment signed by the Parties.

       27.5.9 Binding Effect

              To the extent it is assignable, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, and shall constitute a covenant running with the land comprising the Lease. This Agreement does not benefit or create any rights in a person or entity that is not a Party to this Agreement.

       27.5.10 Further Assurances

              Each Party will take all actions necessary and will sign all documents necessary to implement this Agreement. Except as otherwise provided in this Agreement, within (30) days after their receipt of a valid written request for those documents from a Party, all other Parties shall prepare and execute the documents.

       27.5.11 Counterpart Execution

              This Agreement may be executed by signing the original or a counterpart. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all Parties had signed the same agreement. No Party shall be bound to this Agreement until all Parties have executed a counterpart or the original of this Agreement. This Agreement may also be ratified by a separate instrument that refers to this Agreement and adopts by reference all provisions of this Agreement. A ratification shall have the same effect as an execution of this Agreement.

27.6   Restricted Bidding

       If more than one Party is ever on the list of restricted joint bidders for Outer Continental Shelf ("OCS") lease sales, as issued by the MMS under 30 CFR 256.44, as amended, the Parties shall comply with all statutes and regulations regarding restricted joint bidders on the OCS.


IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.


WITNESSES:                                 Stone Energy Corporation


_________________________                  By:_______________________________


_________________________                  Title:____________________________

                                       Ridgewood Energy Corporation,
                                       Manager Ridgewood Energy P Fund, LLC.


__________________________             By: /s/ W.G. Tabor
                                          -------------------------------

__________________________             Title: Executive Vice President
                                             ----------------------------

                                   EXHIBIT "A"

 Attached to and made a part of that certain Offshore Operating Agreement dated effective September 1, 2005, by and between Stone Energy Corporation and
      Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC.

  DESCRIPTION OF CONTRACT AREA AND LEASE, LEASE WORKING INTEREST OWNERSHIP AND
                           DESIGNATED REPRESENTATIVES
                           --------------------------

I.     Contract Area and Lease
       -----------------------

       Oil and Gas Lease No. OCS-G26014 effective as of July 1, 2004, by and between the United States of America, as Lessor, and Stone Energy Corporation, as Lessee, covering a portion of Block 231, South Marsh Island Area, OCS Official Protraction Diagram, NG 3-D.

       The Contract Area shall be limited to the surface area covered by said leases, insofar and only insofar as said leases cover rights and depths from the surface to a subsea true vertical depth of 16,500 feet or lesser depth as determined per the Participation Agreement.

II.    Lease Working Interest Ownership
       --------------------------------

       Ridgewood Energy Corporation, Manager
       Ridgewood Energy P Fund, LLC.              30%
       Stone Energy Corporation                   70%

III.   Designated Representatives
       --------------------------

       RIDGEWOOD ENERGY CORPORATION,
       Manager Ridgewood Energy P Fund, LLC.
       11700 Old Katy Road, Suite 280
       Houston, TX 77079
       Representative: Primary-Randy A. Bennett, Alternative-Greg W. Tabor
       Telephone:       (281) 293-9384
       Facsimile:       (281) 293-7391

       STONE ENERGY CORPORATION
       625 East Kaliste Saloom Road
       Post Office Box 52807
       Lafayette, LA 70508 and 70505
       Representative: Primary-Michael D. Deville, Alternative-E.J. Louviere
       Telephone:       (337) 237-0410
       Facsimile:       (337) 272-0996

                                   EXHIBIT "B"


 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of September l, 2005, by and between Stone Energy Corporation and
      Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC.

                             INSURANCE REQUIREMENTS
                             ----------------------

Operator shall carry insurance as follows for the benefit and protection of the Parties to this Agreement:

I.     Worker's Compensation and Employer's Liability

       Worker's Compensation Insurance in accordance with the laws of governmental bodies having jurisdiction including, if applicable, United States Longshore and Harbor Worker's Compensation Act with Outer Continental Shelf Extension, Maritime Employer's Liability (including, but not limited to, the Jones Act, the Death on the High Seas Act, as well as an endorsement to the effect that a claim in rem shall be treated as a claim against the insured) and Employer's Liability Insurance. Employer's Liability Insurance shall provide minimum coverage of $1,000,000 for bodily injury per accident and by disease.

II. Business Automobile Liability Insurance covering all Owned, Leased, Hired or Non-Owned Vehicles

       Bodily Injury and Property Damage with minimum limits of $1,000,000 per occurrence, combined single limit.

III.   Vessels

       Hull Protection and Indemnity Insurance (or equivalent coverage) shall cover all vessels owned by Operator to the scheduled value of each vessel, plus P and I insurance with limits of at least $1,000,000 per occurrence.

       If operator charters any vessels, Charterer's Legal Liability (or equivalent coverage) with minimum limits of $1,000,000 will be carried.

IV.    Aircraft

       Aircraft Liability Insurance with limits of at least $1,000,000 per occurrence shall cover all aircraft owned or chartered by Operator.

V.     Umbrella Liability

       Operator shall carry Umbrella Liability Insurance with a minimum limit of $10,000,000 excess of all primary limits of the insurance specified in paragraphs I through IV above.

Operator shall not be obligated or authorized to obtain or carry on behalf of the joint account any additional insurance covering the Parties or the operations to be conducted hereunder. Each Party individually may acquire at its own expense such insurance as it deems proper to protect itself against claims, losses, damage to or destruction of property, or personal injury or death of persons arising out of joint operations. All uninsured losses and all damages to jointly owned property shall be borne by the Parties in proportion to their respective interests, unless the loss is caused by the gross negligence or willful misconduct of a party hereto.

The Non-Operators shall be named as Additional Insureds on a blanket basis under the insurance policies required by Paragraphs II through V above inclusive, with respect to joint activities, and all such policies shall provide for Waivers of Subrogation between Operator and Non-Operators. Operator shall furnish Certificates of Insurance to Non-Operators if so requested.

Operator shall use reasonable efforts to require all contractors working or performing services hereunder to comply with Worker's Compensation and Employer's Liability laws, both State and Federal, and said contractors or others performing services shall be required to procure and maintain Comprehensive General Liability insurance with policy limits of at least $1,000,000 per occurrence, combined single limit, and $2,000,000 aggregate. Said policy, or policies, shall include Contractual Liability assumed under any contract between the contractor and Operator. Operator may require contractors to carry such other insurance as deemed necessary.

Operator will maintain the appropriate MMS Bond or other governmentally required bonds required to conduct operations in the OCS, if applicable.

Operator shall charge to the joint account all premiums for the insurance coverages required by this exhibit. All deductibles, retentions and losses not covered by such insurance shall be charged to the joint account. To the extent that any policy that Operator obtains for the joint account pursuant to this exhibit also covers Operator's operations outside the scope of the Agreement, the cost of premiums for such policies shall be allocated between the joint account and Operator on a fair and reasonable basis.

In the event less than all Parties participate in an operation conducted under the terms of this Agreement, then the insurance requirements and costs, as well as all losses, liabilities and expenses incurred as the result of such operation, shall be the burden of the Party or Parties participating therein.

Operator reserves the sole right to select the insurance carrier(s) and to purchase from such insurance carrier(s) the types and kinds of coverage available under the above-described policies to cover any loss that may occur. The inability of the carrier(s) to pay the claim or the insolvency of the insurance carrier(s) selected by Operator shall not be the responsibility of Operator nor be deemed the negligence of Operator.

If any of the above described insurance policies not required by law are not available (or become unavailable) at reasonable premium rates in the judgment of the Operator, then Operator thereafter shall not be required to obtain or continue such insurance in force. In the event of such occurrence, Operator shall use its best efforts to notify Non-Operators before the coverage lapses.

                                WC 95#4 E-AFE (2)

                               [TABLE ILLEGIBLE]


                                                                                    Time

West Cameron 95 No.4

DRILLING TIME ESTIMATE                                                     DAYS      SUM

Skid Rig, RDMO Rig                                                         2.50      2.50
NU, DO                                                                     0.50      3.00
Drill 26" HOLE to 1000'                                                    0.86      3.86
Set 20" casing, N/U, DO                                                    2.70      6.56
Directionally drill 17-1/2" HOLE to 4852' MD / 4500' TVD                   4.60     11.16
Set 13.3/8" casing                                                         1.00     12.16
N/D diverter. NU BOP's                                                     1.00     13.16
DO, CIO to OBM, LOT                                                        1.10     14.26
Directionally drill 12-1/4" HOLE to 12,158' MD / 11.000' TVD              13.50     27.76
Log, Set 9.7/8" casing                                                     2.60     30.36
N/D diverter, NU BOP's                                                     1.50     31.86
DO, LOT                                                                    2.50     34.36
Directionally drill 8-1/2" x 9-1/2" HOLE to 15,658' MD / 14.500' TVD      16.10     50.46
EVALUATE - Triple Combo                                                    2.50     52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    62.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
  TOTAL DRILLING TIME - this will be placed in drilling column of AFE     52.96     52.96

                                                                                    52.96
PRODUCTION Casing/Liner TIME ESTIMATE                                               52.96

                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
                                                                                    52.96
   TOTAL PROD CSG/LNR TIME - This will be summed in compl column           0.00      0.00

                                                                                     0.00
COMPLETION TIME ESTIMATE                                                             0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     O.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
                                                                                     0.00
  TOTAL COMPLETION TIME - this will be summed in compl column              0.00      0.00

                                                        Stone Energy Corporation
                                               Form modeled after the COPAS 1986
                                                   Offshore Accounting Procedure


                                   EXHIBIT "C"



Attached to and made a part of that certain Offshore Operating Agreement dated effective September 1, 2005 by and between Stone Energy Corporation and Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC.

                              ACCOUNTING PROCEDURE
                            OFFSHORE JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   Definitions

     "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     "Operator" shall mean the party designated to conduct the Joint Operations.

     "Non-Operators" shall mean the Parties of this Agreement other than the Operator.

     "Parties" shall mean Operator and Non-Operators.

     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

     "Personal Expenses" shall mean travel and other reimbursable expenses of Operator's employees.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

     "Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

     "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.   Statements and Billings

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments by Non-Operators

     A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is earlier. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B.   Each Non-Operator shall pay its proportion of all bills within fifteen
          (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Citibank, New York, New York on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   Adjustments

     Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.   Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   Approval by Non-Operators

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   Rentals and Royalties

     Lease rentals and royalties paid by Operator for the Joint Operations.

2.   Labor

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.
          (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this
          Section II.
          (3) Salaries of First Level Supervisors in the field.
          (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.
          (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
          Section IT. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this Section H.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.   Employee Benefits

     Operator's current costs of established plans for employee's group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section I shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as maybe required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.   Transportation

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Pasties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section I and Paragraphs i and ii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.   Equipment, Facilities and Affiliate Services Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation, abandonment, reclamation and interest on gross investment less accumulated depreciation not to exceed eight-percent (8%) per annum. In addition, for platforms and facilities only, the rate may include an element of the estimated cost of dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.   Damages and Losses to Joint Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after the report thereof has been received by Operator.

9.   Legal Expense

     Expense of handling, investigating and settling litigation or claim, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.  Insurance

     Net premiums paid for insurance required to be carried for. the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.  Communications

     Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

13.  Ecological and Environmental

     Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.  Abandonment and Reclamation

     Costs incurred for abandonment and reclamation of the Joint Property, including costs required by governmental or other regulatory authority.

15.  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section H. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section II unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

          ( ) shall be covered by the overhead rates.
          (X) shall not be covered by the overhead rates.

     ii. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          (X) shall be covered by the overhead rates.
          ( ) shall not be covered by the overhead rates.

1.   Overhead - Drilling and Producing Operations

     As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

          (X) Fixed Rate Basis, Paragraph 1A, or
          ( ) Percentage Basis, Paragraph lB

     A.   Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month: Drilling Well Rate $_40,000 (Prorated for less than a full month) Producing Well Rate $_4,000

          (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

               (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

               (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through the date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

          (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

               (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

               (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

               (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

               (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

               (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached by the percent increase or decrease published by COPAS.

     B.   Overhead - Percentage Basis

          (1)  Operator shall charge the Joint Account at the following rates:

               (a) Development Percent ( %) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of
                    Section I and all salvage credits.

               (b) Operating Percent ( %) of the cost of Operating the Joint Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

          (2)  Application of Overhead - Percentage Basis shall be as follows:

               For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, or deepening of any or all wells, and shall also include any remedial operations requiring a period of five (5) consecutive work days or more on any or all wells; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2.   Overhead - Major Construction

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset or in the abandonment of fixed assets and any associated reclamation required for the exploration, development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $ 25,000.

     A. If the Operator absorbs the engineering, design and drafting costs related to the project:

          (1) 6 % of total costs if such costs are more than $ 25000 but less than $100,000; plus

          (2) 4 % of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  3 % of total costs in excess of $ 1,000,000.

     B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

          (1) 5 % of total costs if such costs are more than $ 25,000 but less than $100,000; plus

          (2) 3 % of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  2 % of total costs in excess of $1,000,000.

     Total costs shall mean the gross cost of any one project. For the purposes of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded. On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.   Overhead - Catastrophe

     To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     (1)  5 % of total costs through $100,000; plus

     (2)  3 % of total costs in excess of $100,000 but less than $1,000,000;
          plus

     (3)  2 % of total costs in excess of $1,000,000.

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.   Amendment of Rates

     The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

     Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   Purchases

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

     A.   New Material (Condition A)

          (1)  Tubular Goods Other than Line Pipe

               (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio, and casing from Youngstown, Ohio.

               (b) For grades which are special' to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

               (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

               (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

          (2)  Line Pipe

               (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1) (a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(l) and (2).

     B.   Good Used Material (Condition B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

          (1) Material moved to the Joint Property At seventy-five percent (75%) of current new price, as determined by Paragraph A.

          (2)  Material used on and moved from the Joint Property

               (a) At seventy-five percent (75%) of current new price, as determined by paragraph A, if Material was originally charged to the Joint Account as new Material or

               (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

          (3)  Material not used on and moved from the Joint Property

          At seventy-five percent (75%) of current new price as determined by Paragraph A. The cost of reconditioning, if any, shall be absorbed by the transferring property.

     C.   Other Used Material

          (1)  Condition C

               Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

          (3)  Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

     E.   Pricing Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (250) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section II, Paragraph 1.A.(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   Premium Prices

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.   Warranty of Material Furnished By Operator

     Operator does not warrant the Material famished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.   Periodic Inventories, Notice and Representation

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30)'days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   Reconciliation and Adjustment of Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   Expense of Conducting Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                                   EXHIBIT "D"


   Attached to and made a part of that certain Offshore Operating Agreement dated effective September 1, 2005, by and between Stone Energy Corporation and Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC.

                            NONDISCRIMINATION CLAUSE

During the performance of this Agreement, the "contractor" (meaning and referring separately to each party hereto) agrees, unless exempt therefrom to comply with all provisions of Executive Order 11246 which are incorporated herein by reference, and (a) if contractor has more than 50 employees or contracts with another party hereto in excess of $10,000, contractor must file Standard Form 1Q0 (EEO-1), (b) if contractor has 50 or more employees and a contract of $50,000 or more, contractor is required to develop a written "Affirmative Action Compliance Program" for each of its establishments according to the Rules and Regulations published by the United States Department of Labor in 41 CFR, Chapter 60. Further, contractor hereby certifies that it does not now and will not maintain any facilities provided for its employees in a segregated manner or permit its employees to perform their services at any location under its control where segregated facilities are maintained, as such segregated facilities are defined in Title 41, Chapter 60-1.8, Code of Federal Regulations, revised as of January 1, 1969, unless exempt therefrom. Contractor further warrants that no other law, regulation or ordinance of the United States, or any state, or any governmental authority or agency has been violated in the manufacture, procurement or sale of any good furnished, work performed or service rendered pursuant to this contract.

Unless exempt by rules, regulations or orders of the United States Secretary of Labor, issued pursuant to Section 204 of Executive Order 11246, dated September 24, 1965, during the performance of this contract, the contractor agrees as follows:

"(1) The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The contractor will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national original. Such action shall include, but not be limited to, the following: Employment, upgrading, demotion, transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause."

"(2) The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin." '

"(3) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of the contractor's commitments under Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment."

"(4) The contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations and relevant orders of the Secretary of Labor."

"(5) The contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigating to ascertain compliance with such rules, regulations and orders."

"(6) In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations or orders, this contract may be canceled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law."

"(7) The contractor will include the provisions of paragraph (1) through (8) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event the contractor becomes involved in, or is result of such direction by the contracting agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States."

"(8) Contractor agrees and covenants that none of its employees or employees of its subcontractors who provided services pursuant to this contract are unauthorized aliens, as defined in the Immigration, Reform and Control Act of 1986."

                                   EXHIBIT "E"



          ATTACHED TO AND MADE PART OF THAT CERTAIN OPERATING AGREEMENT
       DATED SEPTEMBER 1, 2005 BY AND BETWEEN STONE ENERGY CORPORATION AND
      RIDGEWOOD ENERGY CORPORATION, MANAGER RIDGEWOOD ENERGY P FUND, LLC.

                             GAS BALANCING AGREEMENT


1.     Definitions

       The following definitions shall apply to this Agreement:

       1.1. "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

       1.2. "Balancing Area" shall mean all of the acreage and depths subject to the Operating Agreement.

       1.3. "Full Share of Current Production" shall mean the Percentage interest of each Party in the Gas actually produced from the Balancing Area during each month.

       1.4. "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

       1.5. "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3. or Section 4.1. hereof.

       1.6. "Mcf' shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

       1.7. "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to
              59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

       1.8. "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this

              Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

       1.9. "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

       1.10. "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

       1.11. "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

       1.12. "Percentage Interest' shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area. I

       1.13. "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

       1.14. "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

       1.15. "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

       1.16. "Winter Period" shall mean the months of November and December in one calendar year and the months of January, February and March in the succeeding calendar year.

2.     Balancing Area

       2.1. If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MMBtus.

       2.2. In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each price category shall be considered produced from a separate Balancing Area.

3.     Right of Parties to Take Gas

3.1. Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

3.2. Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain teases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

3.3. When a Party fails for any reason to take its full Share of Current Production (as such Share may be reduced by the right of the other parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

3.4. All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

3.5. Notwithstanding the provisions of Section 3.3. hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain lease in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

3.6. In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 3.4. hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4.     In-Kind Balancing

       4.1. Effective the first day of any calendar month following at least thirty (30) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to
              Section 3.3. of this Agreement, a share of current production determined by multiplying thirty-seven and one-half percent (37.5%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than thirty-seven and one-half percent (37.5%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

       4.2. Notwithstanding the provisions of Section 4.1., the average monthly amount of Makeup Gas taken by an Underproduced Party during the Winter Period pursuant to Section 4.1. shall not exceed the average monthly amount of Makeup Gas taken by such Underproduced Party during the six (6) months immediately preceding the Winter Period.

5.     Statement of Gas Balances

       5.1. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

       5.2.   If any Party fails to provide the data required herein for four
              (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6.     Payments on Production

       6.1. Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

       6.2.   [_]    (Alternative 1 - Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

              [_] (Alternative 2 - Entitlements) Each Party shall pay or cause to be paid all Royalty due with respect to Royalty owners to whom it is accountable as if such Party were taking its Full Share of Current Production, and only its Full Share of Current Production.

       6.3. In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this
              Section 6., each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

7.     Cash Settlements

       7.1. Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

       7.2. Within sixty (60) days after the notice calling for cash settlement under Section 7.1., the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 7.4.

       7.3. Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

       7.4. The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

       7.5.   The values used for calculating the cash settlement under Section
              7.4. will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

       7.6. For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

       7.7. To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

       7.8. Interest per annum at the then-current prime rate of Citibank N.A., New York, New York, as published under "Money Rates" by the Wall Street Journal, or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1., beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Overproduced Party in the proportion that its respective delays beyond the deadlines set out in Sections 7.2. or 7.3. contributed to the accrual of the interest.

       7.9. In lieu of the cash settlement required by Section 7.3., an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section 7.9. will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

       7.10. At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often than once every twenty-four (24) months. Such settlements will be calculated in the same manner provided above for final cash settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30) days after the settlement is made.

8.     Testing

       Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after thirty (30) days' prior written notice to the Operator and shall last no longer than twenty-four (24) hours.

9.     Operating Costs

       Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

10.    Liquids

       The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11.    Audit Rights

       Notwithstanding any provision in this Agreement or any other agreement between them Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under
       Section 5. or 7. hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to
       Section 7. to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11. shall be in addition to those provided for in Section 5.2. of this Agreement.

12.    Miscellaneous

       12.1. As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

       12.2. Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liabilities for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

       12.3. Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms hereof.

       12.4. This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

       12.5. Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

       12.6. This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

       12.7. If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

       12.8. In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service as if such Party were taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same relate to entitlement method tax computations.

13.    Assignment and Rights upon Assignment

       13.1. Subject to the provisions of Section 13.2. and 13.3. hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

       13.2. Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1. hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3. hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least sixty (60) days prior to closing the transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within thirty (30) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 13., and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13. shall be paid by the Overproduced Party, accompanied by appropriate accounting detail, on or before the earlier to occur
              (1) of sixty (6O) days after receipt of the Underproduced Party's demand or (2) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 7.3. through 7.7., and shall bear interest at the rate set forth in Section 7.8. hereof, beginning sixty (60) days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance with the provisions of Section 13.1. hereof.

       13.3. The provisions of this Section 13. shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such party owns a majority of the stock of such company.

14.    Counterparts

       This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning a Percentage Interest in the Balancing Area equal to or greater than [percent] percent therein fail(s) to execute this Agreement on or before [date], this Agreement shall not be binding upon any Party and shall be of no further force and effect.

              IN WITNESS WHEREOF, this agreement shall be effective as of September 1, 2005.

WITNESSES:                              OPERATOR

                                        STONE ENERGY CORPORATION

_________________________________       By:__________________________________
                                        E.J. LOUVIERE, Sr. Vice President, Land
_________________________________
                                        Date:________________________________

                                        Tax ID or S.S. No. __________________

                                        NON-OPERATOR

                                        RIDGEWOOD ENERGY
                                        CORPORATION, MANAGER
                                        RIDGEWOOD ENERGY P
                                        FUND, LLC.


__________________________________      By:__________________________________
                                        W. GREG TABOR, Executive Vice President
__________________________________
                                        Date_________________________________

                                        Tax ID or S.S. No.___________________

                                   EXHIBIT "G"

    Attached to and made a part of that certain Offshore Operating Agreement dated effective September 1, 2005, by and between Stone Energy Corporation and
       Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC.


                        MEMORANDUM OF OPERATING AGREEMENT
                             AND FINANCING STATEMENT
                             -----------------------

              To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 11.0 herein. `


1.0 This Memorandum of Operating Agreement and Financing Statement (this "Memorandum") is effective as of the effective date of the .Offshore Operating, Agreement referred to in Paragraph 2.0 below and is executed by Forest Oil Corporation, whose address is 1600 Broadway, Denver, CO 80202, Stone Energy Corporation, whose address is 625 East Kaliste Saloom Road, Lafayette, LA 70508, and Dominion Exploration & Production, Inc., whose mailing address is 1450 Poydras Street, New Orleans, LA 70112-6000, (the "Non-Operator(s)").

2.0 The Operator and the Non-Operator are parties to that certain Offshore Operating Agreement dated ' the _ day of September, 2005 ("Operating Agreement") providing for the development and production of crude oil, natural gas and associated substances from the lands and oil and gas Leases described in Exhibit "A" of the Operating Agreement (therein and herein called the "Contract Area"), and described more particularly on Attachment "1" to this Memorandum, and designating Stone Energy Corporation, to conduct such operations for itself and the Non-Operator. Reference is made hereby to the Operating Agreement for all purposes, and its terms and provisions are incorporated herein by this reference to the same extent as if the Operating Agreement were reproduced herein. Capitalized terms not otherwise defined herein are defined and shall have the same meaning herein as set forth in the Operating Agreement.

3.0 The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in this Memorandum.

4.0 Among other provisions, the Operating Agreement (i) provides for certain liens and security interests to secure payment by the parties of their respective share of costs and performance of other obligations under the Operating Agreement and contains a power of sale, (ii) contains an Accounting Procedure, and (iii) includes non-consent clauses which establish that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest in production until the carrying consenting parties recover their costs of such operations plus a specified amount, or in some cases to permanently forfeit their interest in all or part of the Leases. Certain provisions of Section 8.6 of the Operating Agreement are set forth as follows:

              First Lien in Favor of the Operator. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained in this Agreement, each Non-Operator, to secure the performance of and payment by such Non-Operator to the Operator of all obligations and indebtedness, whether now owed or hereafter arising, of such Non-Operator to the Operator pursuant to this Agreement, grants to the Operator a lien upon the following described property:

                     (a) all of its rights, titles, and interests, including, without limitation, any Working Interest, whether now owned and existing or hereafter acquired or arising, in and to (1) the Leases, subject to any surface acreage or depth limitations set forth in Exhibit "A", attached hereto and incorporated herein for all purposes, (2) all fixtures on or used or obtained for use in connection with the Leases or the Contract Area, and (3) all other real property susceptible of the lien granted hereby located within the Contract Area;

                     (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in' and to any rights-of-way or other documents described in Exhibit "A" and all renewals and extensions thereof and all new oil, gas and mineral Leases, rights-of-way, or other documents
                            (i) in which it acquires an interest after the termination or expiration of any Leases, right-of-way, or other document described in Exhibit "A", and (ii) that cover all or any part of the property described in and covered by such terminated or expired Leases, right-of-way, or other document, to the extent, and only to the extent, such new oil, gas and mineral Leases, rights-of-way, or other documents may cover the property that was described in and covered by such terminated or expired Leases, right-or-way or other document; and

                     (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to any of the oil, gas, and minerals in, on, or under the Contract Area, including, without limitation, all contractual rights, operating rights, leaseshold interests, working interests, royalty interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas, or other minerals attributable to the Leases or Contract Area (as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances).

              Security Interest in Favor of the Operator. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained in this Agreement, each Non-Operator, to secure the performance of and payment by such Non-Operator to the Operator of all obligations and indebtedness, whether now owed or hereafter arising, of such Non-Operators to the Operator pursuant to this Agreement, each such Non-Operator grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired or arising, in and to (a) all oil, gas, and other minerals produced from or attributable to the Leases or the Contract Area when produced; (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas, and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead); (c) all cash or other proceeds from the sale of such oil, gas, and other minerals once produced; and (d) all platforms, wells, facilities, fixtures, tools, tubular goods, other personal property, whether now or hereafter placed on the Leases or the Contract Area or maintained or used or obtained for use in connection with the ownership, use or exploitation of the Leases or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases or the Contract Area, and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof, excluding, however, any platforms, wells, facilities, fixtures, equipment or property located on the Leases or the Contract Area and used exclusively in connection with the ownership, use or exploitation of acreage or depths not included within the Leases or Contract Area. The interest of the Non-Operators in and to the oil, gas, and other minerals produced from or attributable to the Leases when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases or the Contract Area. To the extent permissible under applicable law, the security interest granted by each Non-Operator hereunder covers: (a) all substitutions, replacements, and accessions to the property of such Non-Operator described herein and is intended to cover all of the rights, titles and interests of such Non-Operator in all personal property now or hereafter located upon or used in connection with the Contract Area, whether tangible or intangible, except for property used exclusively in connection with acreage or depths not included in the Leases or Contract Area as aforesaid;
              (b) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-Operator in connection with the Leases or the Contract Area, or the oil, gas and other minerals produced from or attributable to the Leases or the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each of the Non-Operators in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise to the extent that it holds, owns, or controls any interest in the Contract Area; and (c) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases or the Contract Area, including the following:

                     (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A", to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having -jurisdiction, to the extent and only to the extent that such units cover or include and are attributable to all or any portion of the Leases or the Contract Area;

                     (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A", to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases or the Contract Area; and

                     (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights of-way, and similar rights and privileges that relate to or are appurtenant to the Leases or the Contract Area.

              Obligations and Indebtedness of Non-Operators Secured. To the extent permissible under applicable law, the liens and security interests granted by each Non-Operator in this Agreement shall secure (a) the performance of and payment by such Non-Operator to the Operator of all of its obligations ' and indebtedness, whether now owed or hereafter arising pursuant to this Agreement, and (b) the payment of all expenses incurred by the Operator and the Participating Parties for (or on account of) any and all operations conducted pursuant to this Agreement ("Costs") and other expenses properly charged to such Non-Operator, together with (1) interest on such indebtedness, Costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the `'Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (2) reasonable attorneys' fees, (3) court costs, and (4) other directly related collection costs. If any Non-Operator does not pay such Costs and other expenses when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-Operator's production and collect such Costs and other expenses out of the proceeds from the sale of the defaulting Non-Operator's share of production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-Operator's share of production. Any purchaser of such production shall be entitled to rely on the operator's statement concerning the amount of Costs and other expenses owed by the defaulting Non-Operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-Operator.

              First Lien in Favor of the Non-Operators. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained in this Agreement, to secure the performance of and payment by the Operator to each of the Non-Operators of all obligations and indebtedness, whether now owed or hereafter arising, of the Operator to such Non-Operators pursuant ,to this Agreement, the Operator grants to each such Non-Operator a lien upon the following described property:

                     (a) all of its rights, titles, and interests, including, without limitation, any Working Interest, whether now owned and existing or hereafter acquired or arising, in and to (1) the Leases, subject to any surface acreage or depth limitations set forth in Exhibit "A", attached hereto and incorporated herein for all purposes, (2) all fixtures on or used or obtained for use in connection with the Leases or the Contract Area, and (3) all other real property susceptible of the lien granted hereby located within the Contract Area;

                     (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to any rights-of-way or other documents described in Exhibit "A" and all renewals and extensions thereof and all new oil, gas and mineral Leases, rights-of-way, or other documents
                            (1) in which it acquires an interest after the termination or expiration of any Leases, right-of-way, or other document described in Exhibit "A", and (2) that cover all or any part of the property described in and covered by such terminated or expired Leases, right-of-way, or other document, to the extent, and only to the extent, such new oil, gas and mineral Leases, rights-of-way, or other documents may cover the property that was described in and covered by such terminated or expired Leases, right-of-way or other document; and

                     (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to any of the oil, gas, and minerals in, on, or under the Contract Area, including, without limitation, all contractual rights, operating rights, leaseshold interests, working interests, royalty interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas, or other minerals attributable to the Leases or Contract Area (as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances).

              Security Interest in Favor of the Non-Operators. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained in this Agreement, to secure the performance of and payment by the Operator to each of the Non-Operators of all obligations and indebtedness, whether now owed or hereafter arising, of the Operator to such Non-Operators pursuant to this Agreement, the Operator grants to each of the Non-Operators a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired or arising, in and to (a) all oil, gas, and other minerals produced from or attributable to the Leases or the Contract Area--when produced;
              (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas, and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead); (c) all cash or other proceeds from the sale of such oil, gas, and other minerals once produced; and (d) all platforms; wells, facilities, fixtures, tools, tubular goods, other personal property, whether now or hereafter placed on the Leases or the Contract Area or maintained or used or obtained for use in connection with the ownership, use or exploitation of the Leases or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases or the Contract Area, and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof, excluding, however, any platforms, wells, facilities, fixtures, equipment or property located on the Leases or the Contract Area and used exclusively in connection with the ownership, use or exploitation of acreage or depths not included within the Leases or Contract Area. The interest of the, Operator in and to the oil, gas, and other minerals produced from or attributable to the Leases when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases or the Contract Area. To the extent permissible under applicable law, the security interest granted by the Operator hereunder covers: (a) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all personal property now or hereafter located upon or used in connection with the Contract Area, whether tangible or intangible, except for property used exclusively in connection with acreage or depths not included in the Leases or Contract Area as aforesaid; (b) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Leases or the Contract Area, or the oil, gas and other minerals produced from or attributable to the Leases or the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise to the extent that it holds, owns, or controls any interest in the Contract Area; and (c) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired or arising, in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases or the Contract Area, including the following:

                     (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A", to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include and are attributable to all or any portion of the Leases or the Contract Area;

                     (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A", to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases or the Contract Area, and

                     (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases or the Contract Area.

              Obligations and Indebtedness of the Operator Secured. To the extent permissible under applicable law, the liens and security interests granted by the Operator in this Agreement shall secure
              (a) the performance of and payment by the Operator to each of the Non-Operators of all of its obligations and indebtedness, whether now owed or hereafter arising pursuant to this Agreement, and (b) the payment of all Costs and other expenses properly charged to the Operator, together with (1) interest on such indebtedness, Costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (2) reasonable attorneys' fees, (3) court costs, and (4) other directly related collection costs. If the Operator does not pay such Costs and other expenses when due, any Non-Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Operator's production and collect such Costs and other expenses out of the proceeds from the sale of the defaulting Operator's share of production until the amount owed has been paid. The Non-Operator shall. have the right to offset the amount owed against the proceeds from the sale of such defaulting Operator's share of production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of Costs and other expenses owed by the defaulting Operator and payment made to the Non-Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Operator.

              Priority; Successors. Each Party represents and warrants to the other Parties hereto that the lien and security interest granted by such Party to the other Parties shall be a first and prior lien and security interest, and each Party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in the Leases or the Contract Area by, through or under such Party. All Parties acquiring an interest in the Leases or the Contract Area, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest hereunder as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

              Waiver. If any Party does not perform all of its obligations hereunder, and the failure to perform subjects such Party to foreclosure or execution proceedings pursuant to the provisions of this Agreement, to the extent allowed by governing law, the defaulting Party waives any available right of redemption from and after the date of judgment, and any available right to require a marshaling of assets.

              Other Lien Rights. Each Party agrees that the other Parties shall be entitled to utilize the provisions of oil and gas lien law or other lien law of any state adjacent to the Contract Area, or that is otherwise applicable, to enforce the obligations and indebtedness of each Party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, each of the Non-Operators agree that the Operator may invoke or utilize the mechanics' or materialmen's lien law of the state adjacent to the Contract Area, or that is otherwise applicable, in order to secure the payment to the Operator of any sum due hereunder for services performed or materials supplied by the Operator.

              Power of Sale. To the extent permitted by applicable law, each Party hereby grants to the other parties a power of sale ("Power of Sale") as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by these Power of Sale provisions and in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice, including reasonable notice of intent to foreclose said lien or security right by exercise of such Power of Sale of not less than thirty (30) days. Subject to the provisions of this Agreement, if a Party should elect to foreclose the lien (the "Lien") granted to such party (the "Foreclosing Party") pursuant to this Agreement against the interests in the leaseshold estate of the Leases or any future Leases comprising the Contract Area ("Real Property Interest") of a Party that has failed to pay any liquidated and undisputed portion of its payment obligations hereunder (the "Defaulting Party"), the Parties hereby authorize a non-judicial sale under the laws of the State of Texas James M. Alexander is hereby appointed as Trustee for such purpose (whether the Trustee named herein or appointed as a substitute or successor Trustee pursuant to the terms of this Agreement, the "Trustee"). The Foreclosing Party may appoint a substitute or successor Trustee in the event the Trustee above named resigns or is unable for any reason to serve, or if the Foreclosing Party should elect at any time (with or without cause) to remove the Trustee. Upon such default, and upon request by the Foreclosing Party to the Trustee to foreclose the Lien pursuant to this Power of Sale, the Trustee shall, at least twenty-one (21) days preceding the date of non-judicial sale, serve written notice of the proposed sale by certified mail on the Defaulting Party according to the records of the Foreclosing Party. Service of such notice shall be deemed completed upon the deposit in a post office or other official depository under the care and custody of the United States Postal Service of such notice enclosed in a post-paid wrapper properly addressed to the Defaulting Party, together with each other Party obligated to pay the obligations secured by the Lien, at the most recent address or addresses shown on the records of the Foreclosing Party. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the facts of service. After such notice, the Trustee shall proceed to sell all of the Real Property Interest of the Defaulting Party in the Contract Area at public auction to the highest bidder for cash after having given notice of the time and place of sale and in the manner and after the advertisement of such sale as required by the statutes of the State of Texas in making sales of real estate under deeds of trust. Sale of a part of the Defaulting Party's Real Property Interest in the Contract Area shall not exhaust the Power of Sale, and subsequent sales may be made from time to time until all of such Real Property -Interest is sold or the obligations of the Defaulting Party secured by the Lien are paid in full. The Trustee shall have the authority to appoint an attorney in fact to act as Trustee in conducting the foreclosure sale and executing a deed to the purchasers. It is further agreed that the Trustee may sell the full Real Property Interest of the Defaulting Party in the Contract Area or may limit such sale to such portions of the Real Property Interest of the Defaulting Party in the Contract Area as the Trustee shall deem expedient. After the completion of any sale pursuant hereto, the Trustee shall make, execute, and deliver to the purchaser or purchasers of the Real Property Interest of the Defaulting Party in the Contract Area good and sufficient deeds, assignments, or other lawful conveyances to vest in such purchaser or purchasers title to such Real Property Interest in fee simple together with all personal property used or obtained in connection therewith and together with all of the proceeds of production attributable thereto on or subsequent to the effective date of such sale. From the proceeds of such sale, the Trustee shall make disbursements in the following order:

                     (a) pay all charges, costs, and expenses of executing these provisions;

                     (b) pay any sums due and paid by the Trustee for taxes in the preservation of the security;

                     (c) pay to the Foreclosing Party up to the amount necessary to satisfy the Defaulting Party's obligations and indebtedness hereunder; and

                     (d) the balance, if any, shall be paid to the Defaulting Party.

                     It is agreed that such sale shall be a perpetual bar
              against the Defaulting Party and its heirs, successors, assigns, legal representatives, and all other persons claiming under him, them, or any of them. It is further agreed that the Trustee, or any holder or holders of the obligation of the Defaulting Party, or the Foreclosing Party shall have the right to become the purchaser or purchasers at such sale if such Party is the highest bidder or bidders, in which event the bid or bids may be credited upon the indebtedness of the Defaulting Party. It is stipulated and agreed that, in case of any sale hereunder by Trustee or its successor, all prerequisites of such sale shall be presumed to have been performed; and any conveyance given hereunder and all statements of fact or recitals therein made as to (a) the nonpayment of money secured, (b) any default under the terms hereof, (c) the request by the Foreclosing Party to the Trustee to foreclose the Lien, (d) the proper and due appointment of any successor or substitute Trustee, (e) the advertisement of sale,
              (f) the time, place, and terms of sale, or (g) any other preliminary act or thing shall be taken in all courts of law and equity as prima facie evidence that the facts so stated are true. If the Foreclosing Party consists of more than one Party, actions and directions of the Foreclosing Party under this Power of Sale shall require the approval of the holders of a majority in amount of the Defaulting Party's liquidated and undisputed payment obligations which are then due.

5.0 This Memorandum is to be flied or recorded, as the case may be, in (a) the applicable real estate records of the parish or parishes adjacent to the offshore blocks contained within the Contract Area, (b) the mortgage records or lien records or other appropriate records of such parish or parishes, (c) the appropriate Uniform Commercial Code records of such county or counties and the Secretary of State of Louisiana, and (d) the Minerals Management Service. This Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) shall constitute a non-standard form of financing statement under the terms of the Uniform Commercial Code as adopted in the State of Louisiana (the "Uniform Commercial Code,") and, as such, for the purposes of the security interest in favor of the Operator, may be filed for record in the office of the Secretary of State of the State of Louisiana, with the Operator being the secured party and the Non-Operator being the debtor with respect to such filing. For the purposes of the security interest in favor of the Non-Operator, this Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) may be filed in such office as a non-standard form of financing statement with the Non-Operator being the secured party and the Operator being the debtor with respect to such fling. With respect to such fling as a financing statement, the security interests created in the Operating Agreement cover minerals or the like (including oil and gas) and accounts subject to subsection (e) of Section 9.103 of the Uniform Commercial Code. In addition, this Memorandum also constitutes a financing statement fled as a fixture filing. All parties to the Operating Agreement are identified on Attachment "I" hereto.

6.0 If payment of any indebtedness created under the Operating Agreement is not made when due under the Operating Agreement, in addition to any other remedy afforded by law, each party to the Operating Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the lien and security interest established in its favor in the Operating Agreement in the manner provided by law or therein and to exercise all rights of a secured party under the Uniform Commercial Code.

7.0 Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness established thereunder, on behalf of all parties to the Operating Agreement, the Operator and the Non-Operator, as appropriate, shall file of record an appropriate releases and termination of all security and other rights created under the Operating Agreement and this Memorandum. Upon the filing of such releases and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, at any time prior to the fling of such releases and termination instrument, the Operator and the Non-Operator shall have the right to file a continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement fled in their favor under the terms of this Memorandum.

8.0 It is understood and agreed by the parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

9.0 This Memorandum .shall be binding upon and shall inure to the benefit of the parties hereto and to their respective legal representatives, successors and permitted assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

10.0 A party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who acquires or may acquire any interest in the Contract Area.

11.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purposes of recording, in each of the records described in Paragraph 5 above, duplicate copies of this Memorandum with individual signature pages attached thereto may be filed of record, one copy to be indexed in the name of the Operator, as grantor, and one copy to be indexed in the name of the Non-Operator, as grantor, and duplicate copies of this Memorandum with individual signature pages attached thereto may be fled in the appropriate Uniform Commercial Code records, one filing for the Operator, as secured party, and another filing for the Non-Operator, as secured party. The respective addresses of the Operator, as both secured party and debtor, and the Non Operator, as both debtor and secured party, at which information with respect to" the security interests created in the Operating Agreement may be obtained, are set forth in Paragraph 1.0 of this Memorandum.

12.0 The Operator and the Non-Operator hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any instrument, or take any action necessary or appropriate to effectuate the terms of the Operating Agreement or any Exhibit, instrument, certificate or other document pursuant thereto.

13.0 Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

       EXECUTED on the dates set forth below each signature but effective as of September 1, 2005.


STONE ENERGY CORPORATION

By:_________________________________
E.J. Louviere, Sr. Vice President, Land

Date:_______________________________

RIDGEWOOD ENERGY CORPORATION,
MANAGER RIDGEWOOD ENERGY P FUND, LLC.

By:___________________________________
   W. Greg Tabor, Executive Vice President

Date:_________________________________


STATE OF TEXAS      ss.
COUNTY OF HARRIS    ss.

BEFORE ME, the undersigned authority, on this day personally appeared W. Greg Tabor known to me to be the person whose name is subscribed to the foregoing instrument as Executive Vice President of RIDGEWOOD ENERGY CORPORATION, MANAGER RIDGEWOOD ENERGY P FUND, LLC. a Delaware limited liability corporation, and acknowledged to me that he executed the same for an on behalf of said corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

       GIVEN under my hand and seal of office this ___ of ______________ 2005.

                                       ____________________________________
                                       Notary Public, State of Texas
                                       My Commission Expires______________


STATE OF LOUISIANA    ss.
PARISH OF LAFAYETTE   ss.

BEFORE ME, the undersigned authority, on this day personally appeared E. J. Louviere known to me to be the person whose name is subscribed to the foregoing instrument as Sr. Vice President, Land of STONE ENERGY CORPORATION a Delaware corporation, and acknowledged to me that he executed the same for an on behalf of said corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN under my hand and seal of office this ___ of _____________________ 2005.


                                       _____________________________________
                                       Notary Public, State of Louisiana
                                       My Commission Expires at Death

                          ATTACHMENT "1" TO EXHIBIT "G"

 Attached to and made a part of the Memorandum of Offshore Operating Agreement and Financing Statement (Louisiana) dated effective September 1, 2005 by and between Stone Energy Corporation and Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC.


I.     DESCRIPTION OF LANDS AND LEASES WITHIN THE CONTRACT AREA
       --------------------------------------------------------

       OCS-G             Area                 Block                 Dated
       -----             ----                 -----                 -----

       26014       South Marsh Island         231 (Portion)         7/1/04



II.    CONTRACT AREA AND DEPTHS
       ------------------------

       All of South Marsh Island Block Block 231, INSOFAR AND ONLY INSOFAR as said block is covered by OCS-G 26014 and further limited to depths from the surface to a subsea true vertical depth of 16,500 feet.

III.   OPERATOR
       --------

       Stone Energy Corporation

IV.    PARTIES, REPRESENTATIVES, ADDRESSES, AND INTERESTS
       --------------------------------------------------

       RIDGEWOOD ENERGY CORPORATION,
       MANAGER RIDGEWOOD ENERGY P FUND, LLC.             30%
       11700 Old Katy Road, Suite 280
       Houston, TX 77079
       PHONE: 281-293-9384
       FAX:   281-293-7391
       ATTN: Mr. Randy a. Bennett

       STONE ENERGY CORPORATION                          70%
       625 East Kaliste Saloom Road
       Lafayette, LA 70508
       PHONE: 337-237-0410
       FAX:  337-237-0996
       ATTN: Mr. E.J. Louviere

                                   EXHIBIT "H"


     Attached to and made part of that certain Offshore Operating Agreement dated effective September 1, 2005, by and between Stone Energy Corporation and Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC.


                          DISPUTE RESOLUTION PROCEDURE
                          ----------------------------

The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation either 1) between the Parties or 2) by mediation if mutually agreed upon. Any such mediation shall take place in New Orleans, Louisiana, and shall be conducted by a mediator who is a neutral third party having no direct or personal interest in the outcome of the dispute, appointed by agreement of the Parties. In the evens; the Parties are unable to agree to a mediator, the Parties agree to appointment of a mediator pursuant to the Commercial Mediation Rules of the American Arbitration Association ("AAA). The cost of mediation shall be shared equally between the parties and each party shall bear its own expenses.

     In the event the Parties are unsuccessful in their good faith attempt to negotiate the dispute within sixty (60) days of a Party's request for negotiation, either Party may demand in writing that the Dispute be resolved by binding arbitration ("Arbitration Demand"}in accordance with the Arbitration Rules of the American Arbitration Association ("AAA"), subject to the following modifications:

     a. The arbitration shall be conducted by a sole arbitrator to be agreed upon by the Parties within thirty (30) days of the Arbitration Demand, unless any claim or counterclaim (excluding interests and costs) exceeds one million dollars ($1,000,000.00), in which case the arbitration shall be conducted by a panel of three arbitrators, which shall be mutually agreed upon by the Parties within thirty (30) days of the Arbitration Request.

     b. Should the Parties be unable to mutually agree as to the selection of the sole arbitrator for disputes involving claims not greater than one million dollars ($1,000,000.00), the arbitrator shall be selected as follows:

          1) the AAA shall designate five persons meeting the qualifications set out in section (d) below, each Party shall be entitled to strike two designees on a peremptory basis, and any designee not stricken may be appointed by the AAA;

          2) the arbitrator shall be appointed within sixty (60) days of the Arbitration Demand.

     c. Should the Parties be unable to mutually agree as to the selection of the three arbitrators for the panel for disputes involving claims exceeding one million dollars ($1,000,000.00), the panel shall be selected as follows:

          1) each Party shall select an arbitrator with the qualifications set out in section (d), subject to three peremptory strikes by the other Party;

          2) the third arbitrator shall be mutually agreed upon by the Parties by selection from a list of arbitrators submitted by the AAA, or if the Parties are unable to agree then the AAA shall designate five persons meeting the qualifications set out in section (d) below, each Party shall be entitled to strike two designees on a peremptory basis, and any designee not stricken may be appointed by the AAA;

          3) the panel shall be selected within sixty (50) days of the Arbitration Demand.

     d. Every person nominated or selected to serve as an arbitrator under this Agreement shall be a neutral and impartial person with excellent academic and professional credentials who has had both training and experience as an arbitrator, and who is either 1) a lawyer with at least ten years of experience specializing in commercial litigation and with experience in the natural gas industry, or 2) a business person who has had at least ten years of experience in the natural gas industry. Any dispute as to whether a nominated or selected person meets these qualifications shall be submitted to the AAA to determine whether that person should be disqualified, which decision shall be conclusive.

     e.   The arbitration shall take place in New Orleans, Louisiana.

     f. A preliminary hearing shall be held, at which the arbitrator(s) shall order the exchange of non-privileged documents and other information on which the Parties will rely in support of their position and/or which they intend to introduce as exhibits at the arbitration hearing, and the identification of witnesses who the Parties may call as witnesses or experts to testify at the arbitration hearing. Each Party may take one deposition of an opposing Party or a person under the opposing Party's control. Other discovery may be ordered by the arbitrator(s) to the extent that the arbitrator(s) deems additional discovery relevant and necessary. The arbitrator(s) may address other administrative matters at the preliminary hearing as appropriate to expedite and simplify the arbitration proceedings.

     g. Completion of the process and a decision by the arbitrator(s) shall be made no later than 120 days after the Arbitration Request or as soon thereafter as possible.

     h. The decision by the arbitrator(s) shall be based on the terms of this Agreement, the laws of the State of Louisiana and judicial precedent. Any decision not so based will not be eligible for confirmation.

     i. Each party shall pay its own fees and costs no matter which Party prevails, unless the arbitrator(s) finds that the claim or defense brought by any Party was frivolous, lacked a reasonable basis in fact or law, or made in bad faith, in which case the arbitrator(s) may assess against that Party all or a portion of the fees and costs of the other Party.

     j. The arbitration award shall be in writing and shall specify the factual and legal basis for the award. The arbitration award shall be final and binding. Any sums awarded by the arbitrator(s) shall be payable within sixty (60) days from the date of the award.

     k. The Parties hereby agree to forego any claim for and the arbitrator(s) shall have no power to award punitive damages.

     l. The award may be enforced by judgment or otherwise in any court having jurisdiction over the award or over the persons or the assets of the owing Party. Applications may be made to such court for judicial recognition of the award and/or an order of enforcement, as the case may be.

     All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

     Notwithstanding the provisions of this clause, either Party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or maintain the status quo before, during or after the pendency of the arbitration proceeding; provided, however, that after an arbitrator(s) has been selected and qualified, the arbitrator(s) shall have the sole authority to hear and determine an application for such relief, and the parties agree that the relief ordered by the arbitrator(s) may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right or obligation of either Party to submit the dispute to negotiation, mediation and arbitration as described above, including any claims or disputes arising from the exercise of such interim, provisional or injunctive relief.

                                   EXHIBIT "I"
    Attached to and made a part of that certain Offshore Operating Agreement dated effective September 1, 2005, by and between Stone Energy Corporation and
       Ridgewood Energy Corporation, Manager Ridgewood Energy P Fund, LLC


                               ARTICLE 8.6 ET SEQ.
                            SHELF OPERATING AGREEMENT
                                   (LOUISIANA)

         Security Rights; Default; Unpaid Charges; Carved-out Interests.

8.6    Security Rights (LA).

       In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:

       8.6.1  Mortgage in Favor of the Operator.

       Each Non-operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to
       (a) the Lease, (b) the Hydrocarbons in, on, under, and that may be produced from the lands within the Lease, and (c) all other immovable property susceptible of mortgage situated within the Lease.

       This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator .herein shall secure the payment of all costs and other expenses property charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of Hydrocarbon production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

       The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article
       8.6.1.4 (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

              8.6.1.1 Security Interest in favor of the Operator.

              To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead),
              (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Non-operators in and to the oil and gas produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Lease, or the Hydrocarbons produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

              1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to,' and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease;

              2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

              3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from ail existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease.

              8.6.1.2 Mortgage in Favor of the Non-operators.

              The Operator hereby grants to each Non-operator a mortgage, hypotheca, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease; (b) the Hydrocarbons in, on, under, and that my be produced from the lands within the Lease; and (c) all other immovable property or other property susceptible of mortgage situated` within the Lease.

                     This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees,
                     (C) court costs, and (D) other directly related collection costs. If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the Operator's share of Hydrocarbon production until the amount owed has been paid. The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Non-operators' statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator. The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.6.1.4 hereof] outstanding and unpaid and that are' attributable to or charged against the interest of the Operator pursuant to this Agreement.

              8.6.1.3 Security Interest in Favor of the Non-operators.

              To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Lease or included within the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead),
              (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the Hydrocarbons produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Lease, the Hydrocarbons produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of=way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

                     (a) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease;

                     (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and Development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

                     (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Lease.

              8.6.1.4 Recordation.

              To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "G" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate. The Parties authorize the Operator to file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Lease and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for fling in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement. Upon the acquisition of a leasehold interest in the Lease, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest. Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Lease, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment. The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Lease or contained within the Lease pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and
              (c) the appropriate Uniform Commercial Code records.

       8.6.2  Default.

       If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default. A Party in default shall have no further access to the rig, Platform or Development Facilities, any Confidential Data or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings. A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default. The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares. As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty
       (60) days after receiving notice from the Party of such disputed charges.

       8.6.3  Unpaid Charges.

       If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit "C" or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of this Article 8.6, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty

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       (30) days from the receipt of such notice to pay. If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement. The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein. In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise the Power of Sale provided for herein, if applicable, and to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Lease is located or such other states as such Party may deem appropriate. The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect -? to amounts owed by the nonperforming Party. In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests. Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

       8.6.4  Carved-out Interests.

       Any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Lease shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its Hydrocarbon production pursuant to this Article 8.6 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8.6 may be applied against the carved-out interests with which the defaulting or non-performing Party's interest in the Lease is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by this Article 8.6.





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